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                                                                   EXHIBIT 10.48

                                                                   COVINGTON, LA

                                 LEASE AGREEMENT

                             MPT OF COVINGTON, LLC,
                      a Delaware limited liability company

                                     Lessor

                                       AND

             GULF STATES LONG TERM ACUTE CARE OF COVINGTON, L.L.C.,
                      a Louisiana limited liability company

                                     Lessee

                               TEAM REHAB, L.L.C.,
                      A Louisiana limited liability company

                                       and

                        GULF STATES HEALTH SERVICES, INC.
                             a Louisiana corporation

                                   Guarantors

                                    Property:

                              Fifty-Eight (58)-Bed
                     Long-Term Acute Care Hospital Facility

                                City of Covington
                          St. Tammany Parish, Louisiana
                                  June 9, 2005

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                                Table of Contents

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LEASE AGREEMENT..........................................................................................   i
LEASE AGREEMENT..........................................................................................   1
ARTICLE I    LEASED PROPERTY; TERM.......................................................................   1
ARTICLE II   DEFINITIONS.................................................................................   2
ARTICLE III  RENT........................................................................................  10
    3.1      Base Rent...................................................................................  10
    3.2      Additional Charges..........................................................................  10
    3.3      Absolute Triple Net Lease...................................................................  11
    3.4      Lease Deposit...............................................................................  11
    3.5      Adjustments.................................................................................  11
ARTICLE IV   IMPOSITIONS.................................................................................  11
    4.1      Payment of Impositions......................................................................  11
    4.2      Adjustment of Impositions...................................................................  12
    4.3      Utility Charges.............................................................................  12
    4.4      Insurance Premiums..........................................................................  12
ARTICLE V    NO TERMINATION..............................................................................  12
    5.1      Acknowledgement.............................................................................  12
ARTICLE VI   OWNERSHIP OF LEASED PROPERTY
             AND PERSONAL PROPERTY.......................................................................  13
    6.1      Ownership of the Leased Property............................................................  13
    6.2      Lessee's Personal Property..................................................................  13
ARTICLE VII  CONDITION AND USE OF LEASED PROPERTY........................................................  13
    7.1      Condition of the Leased Property............................................................  13
    7.2      Use of the Leased Property..................................................................  14
    7.3      Lessor to Grant Easements...................................................................  15
ARTICLE VIII LEGAL AND INSURANCE REQUIREMENTS............................................................  15
    8.1      Compliance with Legal and Insurance Requirements............................................  15
    8.2      Legal Requirement Covenants.................................................................  15
    8.3      Hazardous Materials.........................................................................  15
    8.4      Healthcare Laws.............................................................................  16
    8.5      Representations and Warranties..............................................................  16
    8.6      Single Purpose Entity.......................................................................  17
    8.7      Tangible Net Worth..........................................................................  17
    8.8      Organizational Documents....................................................................  17
ARTICLE IX   REPAIRS; RESTRICTIONS.......................................................................  18
    9.1      Maintenance and Repair......................................................................  18
    9.2      Reserves for Extraordinary Repairs..........................................................  19
    9.3      Encroachments; Restrictions.................................................................  19
    9.4      Special Reserve for Immediate Repairs.......................................................  19
ARTICLE X    CAPITAL ADDITIONS...........................................................................  20
   10.1      Construction of Capital Additions to the Leased Property....................................  20
   10.2      Capital Additions Financed by Lessee........................................................  20
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        10.3  Capital Additions Financed by Lessor.....................................................   21
        10.5  Salvage..................................................................................   23
ARTICLE XI    LIENS....................................................................................   23
ARTICLE XII   PERMITTED CONTESTS.......................................................................   23
ARTICLE XIII  INSURANCE................................................................................   24
        13.1  General Insurance Requirements...........................................................   24
        13.2  Additional Insurance.....................................................................   24
        13.3  Waiver of Subrogation....................................................................   25
        13.4  Form of Insurance........................................................................   25
        13.5  No Separate Insurance....................................................................   25
ARTICLE XIV   FIRE AND CASUALTY........................................................................   26
        14.1  Insurance Proceeds.......................................................................   26
        14.2  Reconstruction in the Event of Damage or Destruction Covered by Insurance................   26
        14.3  Reconstruction in the Event of Damage or Destruction Not Covered by Insurance............   27
        14.4  Lessee's Personal Property...............................................................   27
        14.5  Restoration of Lessee's Property.........................................................   27
        14.6  No Abatement of Rent.....................................................................   27
        14.7  Damage Near End of Term..................................................................   28
        14.8  Termination of Right to Purchase and Substitution........................................   28
        14.9  Waiver...................................................................................   28
ARTICLE XV    CONDEMNATION.............................................................................   28
        15.1  Definitions..............................................................................   28
        15.2  Parties' Rights and Obligations..........................................................   29
        15.3  Total Taking.............................................................................   29
        15.4  Partial Taking...........................................................................   29
        15.5  Restoration..............................................................................   29
        15.6  Award Distribution.......................................................................   29
        15.7  Temporary Taking.........................................................................   30
ARTICLE XVI   DEFAULT..................................................................................   30
        16.1  Events of Default........................................................................   30
        16.2  Events of Default in Financial Covenants.................................................   34
        16.3  Additional Expenses......................................................................   36
        16.4  Intentionally Omitted....................................................................   36
        16.5  Waiver...................................................................................   37
        16.6  Application of Funds.....................................................................   37
        16.7  Notices by Lessor........................................................................   37
        16.8  Lessor's Contractual Security Interest...................................................   37
ARTICLE XVI   LESSOR'S RIGHT TO CURE...................................................................   39
ARTICLE XVIII PURCHASE OF THE LEASED PROPERTY..........................................................   39
ARTICLE XIX HOLDING OVER...............................................................................   40
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                                   (continued)

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ARTICLE XX      INTENTIONALLY OMITTED..................................................................   40
ARTICLE XXI     INTENTIONALLY OMITTED..................................................................   40
ARTICLE XXII    RISK OF LOSS...........................................................................   40
ARTICLE XXIII   INDEMNIFICATION........................................................................   40
ARTICLE XXIV    ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION......................................   41
        24.1    Assignment and Subletting..............................................................   41
        24.2    Sublease Limitations...................................................................   41
        24.3    Sublease Subordination and Non-Disturbance.............................................   42
ARTICLE XXV     OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS;
                NOTICES AND OTHER CERTIFICATES.........................................................   42
ARTICLE XXVI    INSPECTION.............................................................................   44
ARTICLE XXVII   NO WAIVER..............................................................................   44
ARTICLE XXVIII  REMEDIES CUMULATIVE....................................................................   44
ARTICLE XXIX    SURRENDER..............................................................................   44
ARTICLE XXX     NO MERGER OF TITLE.....................................................................   44
ARTICLE XXXI    TRANSFERS BY LESSOR....................................................................   45
ARTICLE XXXII   QUIET ENJOYMENT........................................................................   45
ARTICLE XXXIII  NOTICES................................................................................   45
ARTICLE XXXIV   APPRAISAL..............................................................................   46
ARTICLE XXXV    PURCHASE RIGHTS........................................................................   47
        35.1    Lessee's Option to Purchase............................................................   47
        35.2    Lessor's Option to Purchase Lessee's Personal Property.................................   47
ARTICLE XXXVI   INTENTIONALLY OMITTED..................................................................   48
ARTICLE XXXVII  FINANCING OF THE LEASED PROPERTY.......................................................   48
        37.1    Financing by Lessor....................................................................   48
ARTICLE XXXVIII SUBORDINATION AND NON-DISTURBANCE......................................................   48
ARTICLE XXXIX   LICENSES...............................................................................   49
ARTICLE XL      COMPLIANCE WITH HEALTHCARE LAWS........................................................   49
ARTICLE XLI     LESSOR'S RIGHT TO SELL.................................................................   50
        41.1    Lessor's Right to Sell.................................................................   50
ARTICLE XLII    MISCELLANEOUS..........................................................................   50
        42.1    General................................................................................   50
        42.2    Lessor's Expenses......................................................................   50
        42.3    Entire Agreement;Modifications.........................................................   50
        42.4    Lease Guaranty.........................................................................   50
        42.5    Future Financing.......................................................................   51
        42.6    Letter of Credit.......................................................................   51
        42.7    Change in Ownership/Control............................................................   51
        42.8    Lessor Securities Offering and Filings.................................................   51
        42.9    Non-Recourse as to Lessor..............................................................   52
        42.10   Management Agreements..................................................................   52
        42.11   Force Majeure..........................................................................   52
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        42.12  Counterparts............................................................................    52
ARTICLE XLIII  MEMORANDUM OF LEASE.....................................................................    53
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                                       iv

                                 LEASE AGREEMENT

      This LEASE AGREEMENT (the "Lease") is dated as of the 8th day of June, 2005, and is between MPT OF COVINGTON, LLC, a Delaware limited liability company ("Lessor"), having its principal office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and GULF STATES LONG TERM ACUTE CARE OF COVINGTON, L.L.C., a Louisiana limited liability company ("Lessee"), having its principal office at 2325 Weymouth Drive, Suite A, Baton Rouge, Louisiana 70809-1481.

                              W I T N E S S E T H:

      WHEREAS, Lessor is the current owner of that certain immovable property located in Covington, St. Tammany Parish, Louisiana, which immovable property is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference, and all improvements located thereon; and

      WHEREAS, Lessor and Lessee desire to enter into this Lease on the terms and conditions hereinafter provided.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              LEASED PROPERTY; TERM

      Upon and subject to the terms and conditions hereinafter set forth, and subject to the rights of any tenants, subtenants, lessees or sublessees under any Existing Subleases as described in Section 24.1 below, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following property (collectively, the "Leased Property"):

            (a) the immovable property described on EXHIBIT A attached hereto (the "Land");

            (b) the Facility and all buildings, structures, Fixtures (as hereinafter defined), component parts other constructions and other improvements of every kind, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, and Capital Additions (hereinafter defined) financed by Lessor (collectively, the "Leased Improvements");

            (c) all servitudes, easements, rights and appurtenances relating to the Land and the Leased Improvements;

            (d) all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, inspection reports, engineering and environmental plans and studies, title reports, floor plans, landscape plans and other plans relating to the Land and Leased Improvements; and

            (e) all permanently affixed non-medical equipment, machinery, fixtures, and other items of immovable and/or movable property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications,

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

      alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property as defined in
      Article II below (collectively the "Fixtures").

SUBJECT, HOWEVER, to the matters set forth on EXHIBIT B attached hereto (the "Permitted Exceptions"); Lessee shall have and hold the Leased Property for a fixed term (the "Fixed Term") commencing on the date hereof (the "Commencement Date") and ending at midnight on the last day of the one hundred and eightieth (180th) month period after the Commencement Date, unless sooner terminated as herein provided.

      So long as Lessee (i) is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default, under any of the terms and conditions of this Lease, or (ii) is not in a monetary or financial covenant default or breach, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default or breach, under the Other Lease (as hereinafter defined), Lessee shall have the option to extend the Fixed Term of this Lease on the same terms and conditions set forth herein for three (3) additional periods of five (5) years each (each an "Extension Term"). Lessee may exercise each such option by giving written notice to the Lessor at least twelve (12) months prior to the expiration of the Fixed Term or Extension Term, as applicable (the "Extension Notice"). If during the period following the delivery of the Extension Notice to Lessor, Lessee shall fail to comply with all of the terms and provisions of this Lease, or a default or breach shall occur under this Lease, or a monetary or financial covenant default or breach shall occur under the Other Lease, and such default or breach is not cured within the applicable time periods as provided herein, or Lessee shall default under the Tenant Leases, Lessee shall be deemed to have forfeited all Extension Options. If Lessee elects not to exercise its option to extend, all subsequent options to extend shall be deemed to have lapsed.

                                   ARTICLE II

                                   DEFINITIONS

      For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable,
(c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

      Added Value Additional: As defined in Section 10.2.

      Additional Charges: As defined in Section 3.2.

      Adjustment Date: January 1 of each year commencing on January 1, 2006.

      Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term "Affiliate" shall mean any person, corporation, limited liability company, partnership or other legal entity, which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company, or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, corporation, limited liability company, partnership or other legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, corporation, limited liability company, partnership or other legal entity, through the ownership of voting securities, partnership interests or other equity interests.

      Award: As defined in Section 15.1.

      Base Rent: As defined in Section 3.1.

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

      Business: The operation of the Facility and the engagement in and pursuit and conduct of any business venture or activity related thereto or related to the provision of "physician admit" services at the Leased Property.

      Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which money centers in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

      Capital Additions: One or more new buildings or one or more additional structures annexed to any portion of any of the Leased Improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story.

      Capital Addition Cost: The cost of any Capital Additions proposed to be made by Lessee whether or not paid for by Lessee or Lessor. Such cost shall include (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing and miscellaneous costs approved by Lessor, (b) if agreed to by Lessor in writing in advance, the cost of any land contiguous to the Leased Property purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance the Capital Additions, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and
(vii) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Additions.

      Code: The Internal Revenue Code of 1986, as amended.

      Combined EBITDAR: The EBITDAR of the Combined Tenants as reduced for any inter-company transactions.

      Combined Fixed Charges: The sum of Combined Lease Payments and required principal and interest payments pursuant to the Total Debt as reduced for any inter-company transactions.

      Combined Lease Payments: The payments of Base Rent required pursuant to this Lease and the Other Lease.

      Commencement Date: The date hereof.

      Commitment Letter: The commitment letter between Lessor and Lessee (or their Affiliates) dated March 14, 2005, as amended by letter dated March 17, 2005.

      Condemnation, Condemnor: As defined in Section 15.1.

      Combined Net Worth: At any time, the sum of the net worth for Guarantors and Combined Tenants and their respective consolidated subsidiaries on a consolidated basis, determined in accordance with GAAP, but modified by adding to assets an amount calculated as follows:

                  i) for each consolidated and non-consolidated subsidiary of Guarantors, multiply twelve months trailing EBITDAR times four (4); and then

                  ii) multiply the amount obtained in i) for each subsidiary of Guarantors times the ownership percentage share held by Guarantors in each subsidiary, and then

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

                  iii) add together the amounts determined for each subsidiary in ii) to obtain a total amount.

      Combined Tenants: The Lessee and Gulf States Long Term Acute Care of Denham Springs, L.L.C., a Louisiana limited liability company.

      Consumer Price Index: The Consumer Price Index, all urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982-1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the term of this Lease, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

      CPI: The Consumer Price Index as described above.

      Credit Enhancements: All security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by Lessee, if any, with respect to the Leased Property, the Tenant Leases or the Tenants.

      Date of Taking: As defined in Section 15.1.

      EBITDAR: Earnings before the deduction of interest, taxes, depreciation, amortization and rent, as determined in accordance with GAAP.

      Encumbrances: As defined in Article XXXVII.

      Equity Investment: The Purchase Price.

      Events of Default: As defined in Section 16.1 and Section 16.2.

      Extension Notice: As defined in Article I.

      Extension Term: As defined in Article I.

      Extraordinary Repairs: All repairs to the facility of every kind and nature, whether interior or exterior, structural or non-structural (including, without limitation, all parking decks and parking lots) which are greater than Ten Thousand Dollars ($10,000.00) in value, as Lessee and/or Lessor may determine to be necessary or appropriate from time to time during the Term.

      Facility: The licensed fifty-eight (58)-bed long-term acute care hospital facility and all improvements in connection therewith operated on the Land.

      Facility Instrument: A note (whether secured or unsecured), loan agreement, credit agreement, guaranty, security agreement, mortgage, deed of trust or other security agreement pursuant to which a Facility Lender has provided financing to Lessor in connection with the Leased Property or any part thereof, or financing provided to Lessee, if such financing is provided by Lessor or any Affiliate of Lessor, to Lessee, and any and all renewals, replacements, modifications, supplements, consolidations, spreaders and extensions thereof.

      Facility Lender: A holder (which may include any Affiliate of Lessor) of any Facility Instrument.

      Fair Market Added Value: The Fair Market Value of the Leased Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed.

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

      Fair Market Value: The Fair Market Value of the Leased Property, including all Capital Additions, (a) and shall be determined in accordance with the appraisal procedures set forth in Article XXXIII or in such other manner as shall be mutually acceptable to Lessor and Lessee, (b) and shall not take into account any reduction in value resulting from any indebtedness to which the Leased Property is subject and which encumbrance Lessee or Lessor is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. The positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance on the Leased Property, which is not so required or agreed to be removed shall be taken into account in determining such Fair Market Value. Notwithstanding anything contained herein to the contrary, any appraisal of the Leased Property shall assume the Lease is in place for a term of fifteen (15) years, and shall not take into account any purchase options contained herein.

      Fair Market Value Purchase Price: The Fair Market Value of the Leased Property less the Fair Market Added Value.

      Fiscal Year: The fiscal year for this Lease shall be the twelve (12) month period from January 1 to December 31.

      Fixed Term: As defined in Article I.

      Fixtures: As defined in Article I.

      GAAP: Generally accepted accounting principles in the United States, consistently applied.

      Governmental Entity: Any national, federal, regional, state, local, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

      Guarantors: Solidarily, jointly and severally Team Rehab, L.L.C., a Louisiana limited liability company, and Gulf States Health Services, Inc., a Louisiana corporation.

      Gulf States: Gulf States Health Services, Inc., a Louisiana corporation.

      Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Laws.

      Hazardous Materials Laws: All local, state and federal laws relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Louisiana Environmental Quality Act, La. R.S. 30:2001 et. seq. and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

      Healthcare Laws: All rules and regulations under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C.
Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or

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

Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (19 U.S.C. 1035), and Patient Inducement Statute, and equivalent state statutes and any and all rules or regulations promulgated by governmental entities with respect to any of the foregoing.

      Immediate Repairs: Those certain repairs which are required to be made promptly to the Facility as more particularly described on EXHIBIT C attached hereto and made a part hereof by reference and incorporation.

      Impositions: Collectively, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all Real Estate Taxes, all capital stock and franchise taxes of Lessor, all sales and use taxes, single business, gross receipts, transaction privilege, rent or similar taxes and assessments (including, without limitation, all assessments, charges and costs imposed under the Permitted Exceptions, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), and all other fees, costs and expenses which at any time prior to, during or in respect of the Term hereof may be charged, assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on Lessor, or (2) any transfer or net revenue tax of Lessor, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case Lessee shall pay.

      Initial Purchase Price: A price equal to the purchase price paid by Lessor (and its Affiliates, including, without limitation, MPT Operating Partnership, L.P.) for the Leased Property pursuant to the Purchase Agreement, plus all costs and expenses incurred in association with the purchase and lease of such Leased Property, including, but not limited to, legal, appraisal, title, survey, environmental, engineering and other fees and expenses paid in connection with the inspection of the Leased Property and site visits, and fees paid to advisors and brokers, except to the extent such items are paid by Lessee.

      Insurance Premiums: As defined in Section 4.4.

      Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, and such additional insurance which the Lessor may reasonably require.

      Land: As defined in Article I.

      Lease: As defined in the Preamble.

      Lease Assignment: That certain Assignment of Rents and Leases to be effective on the Commencement Date executed and delivered by Lessee to Lessor, pursuant to the terms of which Lessee has assigned to Lessor each of the Tenant Leases and Credit Enhancements, if any, as security for the obligations of Lessee under this Lease (as this Lease may be amended, modified and/or restated from time to time) and all other obligations of Lessee to Lessor, or any Affiliate of Lessee to Lessor, any Guarantor or any Affiliate of Lessee or any Guarantor to Lessor or any Affiliate of Lessor.

      Lease Guaranty. That certain Lease Guaranty to be effective on the Commencement Date executed and delivered by Guarantors in favor of Lessor, pursuant to the terms of which Guarantors have unconditionally and irrevocably guaranteed the full, faithful and complete performance of Lessee's obligations under this Lease (as this Lease may be amended, modified and/or restated from time to time), on a "solidary" or "joint and several" basis along with Lessee and each Guarantor, and any other obligations of Lessee, Guarantors and any Affiliates of Lessee and Guarantors to Lessor.

      Lease Rate: A per annum rate equal to ten and one-half percent (10.5%), subject to the escalator as set forth in Section 3.1(b) hereof.

      Lease Year: A twelve (12) month period commencing on the Commencement Date or on each anniversary date thereof, as the case may be.

      Leased Improvements; Leased Property: Each as defined in Article I.

      Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessee's operation of its business on the Leased Property, along with the Leased Property or the construction, use or alteration thereof (including, without limitation, the Americans With Disabilities Act and Section 504 of the Rehabilitation Act of 1973) whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

      Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least Fifty Million Dollars ($50,000,000).

      Lessee: Gulf States Long Term Acute Care of Covington, L.L.C., a Louisiana limited liability company, and its successors and permitted assigns, which, if required by Lessor, shall at all times during the term of this Lease be a Single Purpose Entity created and to remain in good standing as required hereunder for the sole purpose of leasing and operating the Facility.

      Lessee's Personal Property: All of Lessee's machinery, medical equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures or other personal and/or movable property (including all such items affixed to the Leased Property), and consumable inventory and supplies, currently owned and acquired after the execution of this Lease, used or useful in the operation of the Facility, including without limitation, all operating licenses, but excluding Lessee's accounts receivable.

      Lessor: MPT of Covington, LLC, a Delaware limited liability company, and its successors and assigns.

      Licenses: As defined in Article XXXIX.

      Loan Agreement: That certain Loan Agreement dated of even date herewith among MPT of Denham Springs, LLC, Denham Springs Healthcare Properties, L.L.C. and Gulf States Long Term Acute Care of Denham Springs, L.L.C.

      Management Agreement: Any contracts and agreements for the management of any part of the Leased Property, including, without limitation, the real estate and the Leased Improvements and the operations of the Facility.

      Management Company: Any person, firm, corporation or other entity or individual who or which will manage any part of the Leased Property.

      Medicaid : The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

      Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

      Minimum Net Worth Amount: As defined in Section 8.8.

      MPT: Medical Properties Trust, Inc., an Affiliate of Lessor.

      Net Worth Parties: As defined in Section 8.8.

      Officer's Certificate: A certificate of Lessee signed by the officer(s) or representative(s) authorized to so sign by the governing body of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

      Other Lease: The lease entered into between Denham Springs Healthcare Properties, L.L.C. and Gulf States Long Term Acute Care of Denham Springs, L.L.C.

      Overdue Rate: On any date, a per annum rate equal to four percentage points (4%) in excess of the then applicable Lease Rate.

      Payment Date: Any due date for the payment of the installments of Base Rent, Additional Rent, or any other sums payable under this Lease.

      Permitted Exceptions: As defined in Article I.

      Person: An individual, a corporation, a limited liability company, a general or limited partnership, an unincorporated association, a joint venture, a Governmental Entity or another entity or group.

      Primary Intended Use: As defined in Article VII.

      Prime Rate: The annual rate announced by Citibank in New York, New York, to be the prime rate for 90-day unsecured loans to its United States corporate borrowers of the highest credit standing, as in effect from time to time.

      Purchase Agreement: That certain Purchase, Sale and Loan Agreement dated as of June 9, 2005, by and among Lessor, Lessee, MPT of Denham Springs, LLC, MPT Operating Partnership, L.P., Covington Healthcare Properties, L.L.C., Denham Springs Healthcare Properties, L.L.C. and Gulf States Long Term Acute Care of Denham Springs, L.L.C., relating to the acquisition of the Leased Property and the leasing of such property by Lessor to Lessee.

      Purchase Price: The Initial Purchase Price, plus all costs and expenses not included in the Initial Purchase Price incurred or paid in connection with the purchase and lease of the Leased Property, including, but not limited to, legal, appraisal, title, survey, environmental, engineering and other fees and expenses paid in connection with the inspection of the Leased Property, and paid to advisors and brokers (except to the extent such items are paid by Lessee), and shall include the costs of Capital Additions financed by Lessor (and Lessor's Affiliates) as provided in Section 10.3 of this Lease (collectively the "Purchase Price Adjustment").

      Purchase Price Adjustment: As defined in the above definition of "Purchase Price."

      Removal Notice: As defined in Section 16.2.

      Real Estate Taxes: All real estate taxes, assessments and special assessments and dues which are levied or imposed upon the Leased Property during the Term.

      Rent: Collectively, the Base Rent (as increased in accordance with the provisions of Section 3.1(c) hereof) and the Additional Charges.

      Secured Personal Property: As defined in Section 16.8 hereof

      Security Agreement: That certain Security Agreement to be effective on the Commencement Date executed and delivered by Lessee to Lessor, pursuant to the terms of which Lessee has granted to Lessor a first lien and security interest in all of Lessee's rights under this Lease (as this Lease may be amended, modified and/or restated from time to time) and a second position lien and security interest to all of Lessee's Personal Property (excluding Lessee's accounts receivable and the Licenses).

      Single Purpose Entity: An entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Facility and conducting the operation of the Business, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership and/or leasing of all or any portion of the Facility and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest in the Facility which it owns in the Facility and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by this Lease or arising in the ordinary course of the Business and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, other than as approved by Lessor, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, and (viii) maintains all corporate formalities independent of any other entity.

      Special Reserve: As defined in Section 9.4 hereof.

      Statements of Cash Flow: For any fiscal year or other accounting period for Lessee or Guarantors and their respective consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and as may be modified as set forth herein.

      Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

      Team Rehab: Team Rehab, L.L.C., a Louisiana limited liability company.

      Tenant: The lessees or tenants under the Tenant Leases, if any.

      Tenant Leases: All leases, subleases, pharmacy leases and other rental agreements (written or verbal, now or hereafter in effect), if any, including, without limitation, the Existing Subleases as described in Section 24.1 hereof, if any, that grant a possessory interest in and to any space in or any part of the Leased Property, or that otherwise have rights with regard to the Leased Property, and all Credit Enhancements, if any, held in connection therewith.

      Term: The actual duration of this Lease, including the Fixed Term and the Extension Terms (if exercised by the Lessee) and taking into account any termination.

      Total Capitalization: Total Debt plus all capital account or stated capital balances according to GAAP.

      Total Debt: All indebtedness which, in accordance with GAAP, will be included in determining total liabilities as shown on the liability side of a balance sheet, including any such indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, but excluding any nonrecourse indebtedness and excluding any current liabilities.

      Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto.

      Unsuitable for Its Use or Unsuitable for Its Primary Intended Use: As used anywhere in this Lease, the terms "Unsuitable for Its Use" or "Unsuitable for Its Primary Intended Use" shall mean that, by reason of damage or destruction, or a partial Taking by Condemnation, the Facility cannot, within sixty (60) days from the date of such damage or destruction or partial Taking, be operated at substantially the same level on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors, and the effect of such damage or destruction or partial Taking.

                                  ARTICLE III

                                      RENT

      3.1 BASE RENT. During the Term, Lessee shall pay to Lessor, in advance and without notice, demand, set off or counterclaim, in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other person, firm or entity as Lessor from time to time may designate in writing, Base Rent as follows:

            (a) BASE RENT: Subject to adjustment as provided herein, Lessee shall pay Lessor base rent (the "Base Rent") in a per annum amount equal to ten and one-half percent (10.5%) multiplied by the Purchase Price, which as of the date hereof is an annual amount of One Million Two Hundred Seven Thousand Five Hundred and 00/100 Dollars ($1,207,500.00). Base Rent shall be payable in advance in equal, consecutive monthly installments on or before the 10th day of each calendar month during the Term, commencing on the Commencement Date (prorated as to any partial month).

            (b) ADJUSTMENT OF BASE RENT: Commencing on January 1, 2006, and on each January 1 thereafter (each an "Adjustment Date") during the term of this Lease, the Base Rent shall be increased by an amount equal to the greater of (A) two and one-half percent (2.5%) per annum (the "Rate of Escalation") of the prior year's Base Rent, or (B) the percentage by which the CPI for the month of November for the year just prior to the Adjustment Date shall have increased over the CPI for the previous November prior to the previous Adjustment Date. On the first Adjustment Date, the Rate of Escalation shall be the percentage by which the CPI for the month of November 2005 shall have increased over the CPI for the month of March 2005. If the previous year's Base Rent is for a partial year, it shall be annualized. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that all calculations of Base Rent as specified herein are made by multiplying the Purchase Price by the Lease Rate. In the event the Initial Purchase Price is adjusted and increased by the Purchase Price Adjustment, then all calculations of Base Rent shall be adjusted accordingly.

      3.2 ADDITIONAL CHARGES. In addition to the Base Rent (a) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and all other amounts, liabilities, obligations and Impositions related to the ownership, use, possession and operation of the Leased Property, including, without limitation, all costs of owning and operating the Facility, all Real Estate Taxes, Insurance Premiums, maintenance and capital improvements, all violations and defaults under any of the Permitted Exceptions, all licensure violations, all violations of and defaults under any of the Permitted Exceptions, civil monetary penalties and fines, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and reimburse Lessor and/or its Affiliates for all such amounts paid by Lessor and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent. If any installment of Base Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid within five (5) Business Days, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. If at any time during the Term Lessor requires Lessee to pay into escrow or make deposits to Lessor (or to a Facility Lender, if requested by Lessor) relating to any part of the Additional Charges (including, the Impositions, Real Estate Taxes and/or Insurance Premiums), Lessee shall pay to Lessor (or directly to a Facility Lender, if requested by Lessor), upon written request from Lessor, the amounts as and when required by Lessor (or the Facility Lender). All sums paid into escrow or deposits made shall not bear interest and shall not be commingled with Lessor's books, accounts and funds; however, upon a default or an Event of Default under this Lease, the escrowed funds or deposits may be applied by Lessor (or the Facility Lender) to all sums owed by Lessee to Lessor (or to sums owed to Facility Lender).

      3.3 ABSOLUTE NET LEASE. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent and the payments of Additional Charges throughout the Term, but subject to any other provisions of this Lease which expressly provide for adjustment of Rent or other charges. Lessee further acknowledges and agrees that all charges, assessments or payments of any kind due and payable without notice, except as may be expressly set forth herein, demand, set off or counterclaim under the Permitted Exceptions shall be paid by Lessee as they become due and payable.

      3.4 LEASE DEPOSIT. Intentionally Omitted.

      3.5 ADJUSTMENTS. Lessor and Lessee acknowledge that to the extent Lessee fails to reimburse to Lessor immediately upon demand, any costs and expenses which otherwise would be included in the definition of Purchase Price, then the Lessor shall recalculate the Purchase Price to include such unreimbursed costs and expenses and deliver to Lessee a letter confirming the Base Rent to be paid hereunder and such letter shall constitute an amendment to the provisions of this Lease.

                                   ARTICLE IV

                                   IMPOSITIONS

      4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or assessing authorities, unless, in the case of escrows and deposits required to be paid to Lessor or Facility Lender as provided in
Section 3.2 herein, and Lessee will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the Lessor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII; and, subject to the requirement to pay full amounts of escrows and deposits as required in Section 3.2 herein) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon giving notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

      4.2 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates, unless Lessee purchases the Leased Property pursuant to the purchase options expressly provided herein, shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.

      4.3 UTILITY CHARGES. Lessee will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property during the Term, including, without limitation, all impact and tap fees necessary for the operation of the Facility.

      4.4 INSURANCE PREMIUMS. Lessee will contract for in its own name and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term; provided, however, if required by Lessor pursuant to Section 3.2 of this Lease, such premiums shall be paid as required under Section 3.2 herein.

                                   ARTICLE V

                                 NO TERMINATION

      5.1 ACKNOWLEDGEMENT. The parties hereto understand, acknowledge and agree that this is an absolute net lease. Except as otherwise provided elsewhere in this Lease, Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the

Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties,
(d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated or suspended pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

               OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

      6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

      6.2 LESSEE'S PERSONAL PROPERTY. Lessee, at its expense, shall install, affix, assemble and place on the Leased Property, the Lessee's Personal Property (other than the Licenses), which Lessee's Personal Property shall be subject to the security interests and liens as provided in Section 16.8 of this Lease. Lessee shall not, without the prior written consent of Lessor (which consent may be withheld in the event Lessee is in default hereunder) remove any of the Lessee's Personal Property from the Leased Property except in the ordinary course of business and not material to the Primary Intended Use. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. If removal is authorized by Lessor as provided herein, all of Lessee's Personal Property not removed by Lessee within seven (7) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to Lessee to account therefor. Lessee will, at its expense, restore the Leased Property and repair all damage to the Leased Property caused by the removal of Lessee's Personal Property, normal wear and tear excepted, whether effected by Lessee, Lessor, any Lessee lender, or any Lessor lender.

                                  ARTICLE VII

                      CONDITION AND USE OF LEASED PROPERTY

      7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property "as is" in its present condition, assumes all responsibility for the condition of the Leased Property and agrees to perform all repairs and maintenance as provided in Article IX of this Lease. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. Lessee warrants and represents that (a) it has been in possession of the Leased Property since April 7, 2004, (b) the Leased Property is in compliance with all of the requirements, restrictions and conditions as set forth in the Permitted Exceptions and with all rules, regulations, orders and ordinances of all Governmental Entities, and (c) the use of the Leased Property for the Primary Intended Use will not violate any of the Permitted Exceptions or any rule, regulation, order or ordinance of any Governmental Entity. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. ACCORDINGLY, LESSEE WAIVES ALL REPRESENTATIONS AND WARRANTIES ON THE PART OF LESSOR, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ALL WARRANTIES THAT THE LEASED PROPERTY IS FREE FROM VICES, DEFECTS AND DEFICIENCIES, WHETHER HIDDEN OR APPARENT, AND ALL WARRANTIES UNDER LA. C.C. ARTS. 2682, 2684, 2691, 2696-2699, OR ANY OTHER PROVISION OF LOUISIANA LAW IN WHICH THERE IS AN EXPRESS OR IMPLIED WARRANTY OR OBLIGATION ON THE PART OF LESSOR THAT IS NOT SET OUT IN THIS LEASE, BUT ONLY TO THE EXTENT NOT PROHIBITED BY LOUISIANA LAW.

      7.2 USE OF THE LEASED PROPERTY.

            (a) Lessee covenants that it will obtain and maintain throughout the entire Term all approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use, as defined below, under applicable local, state and federal law, including but not limited to licensure approvals and Medicare and/or a Medicaid certifications, provider numbers, certificates of need, governmental approvals, and full accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the Facility as a fifty-eight (58) bed long-term acute care hospital facility.

            (b) Beginning on the Commencement Date and during the entire Term, Lessee shall use or cause to be used the Leased Property and the improvements thereon only as a fifty-eight (58)-bed long-term acute care hospital facility and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses, subject to all covenants, restrictions and easements (including those set forth in the Permitted Exceptions) relating to the Facility (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use, nor change the number or type of beds within the Facility, nor reconfigure or rearrange any portion of the Leased Property or the Facility without the prior written consent of Lessor, which consent shall not be unreasonably withheld. No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements, covenants and restrictions pertaining to the Leased Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

            (c) Lessee covenants and agrees that during the Term it will continuously operate the Leased Property only as a provider of healthcare services in accordance with the Primary Intended Use and Lessee shall maintain its certifications for reimbursement and licensure and all accreditations.

            (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

            (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

            (f) Lessee agrees that during the entire term of this Lease, Lessor shall have the right and option to erect a sign or signs on the Leased Property stating that the Leased Property is owned by the Lessor (and, if applicable, that Lessor or its Affiliates is the lender for the Facility). Such signs shall be in sizes, and shall be erected in locations, reasonably acceptable to Lessor and approved by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed.

      7.3 LESSOR TO GRANT EASEMENTS. Lessor will, from time to time so long as no default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default, has occurred and is continuing under this Lease, the Tenant Leases or the Other Lease, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor (a) grant easements/servitudes and other rights in the nature of easements/servitudes, (b) release existing easements/servitudes or other rights in the nature of easements/servitudes which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating (and such other information as Lessor may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required for and not detrimental to the proper conduct of the Primary Intended Use on the Leased Property and does not reduce its value.

                                  ARTICLE VIII

                        LEGAL AND INSURANCE REQUIREMENTS

      8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, accreditations and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation, any Capital Additions. Upon Lessor's request, Lessee shall deliver copies of all such licenses, certificates of need, agreements and other authorizations.

      8.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee shall use its best efforts to have tenants acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property and all equipment and machinery used in or in connection with the Leased Property in its customary manner for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property, the use of all equipment and machinery used in connection with the Leased Property, and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations.

      8.3 HAZARDOUS MATERIALS. Except for Hazardous Materials generated in the normal course of business regarding the Primary Intended Use (which Hazardous Materials shall be handled and disposed of in compliance with all Hazardous Materials Laws), no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Leased Property. No activity shall be undertaken on the Leased Property which would cause (i) the Leased Property to become a treatment, storage or disposal facility of hazardous waste, infectious waste, biomedical or medical waste, within the meaning of, or otherwise bring the Leased Property within the ambit of RCRA or any Hazardous Material Laws, (ii) a release or threatened release of Hazardous Material from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, CERCLA or SARA or any Hazardous Material Laws or (iii) the discharge of Hazardous Material into any watercourse, surface or subsurface of body of water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Laws. No activity shall be undertaken with respect to the Leased Property which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Material Laws. No investigation, administrative order, litigation or settlement with respect to any Hazardous Material is, to the best of the Lessee's knowledge, threatened or in existence with respect to the Leased Property. No notice has been served on Lessee from any entity, governmental body or individual claiming any violation of any Hazardous Material Laws, or requiring compliance with any Hazardous Material Laws, or demanding payment or contribution for environmental damage or injury to natural resources. Lessee has not obtained and Lessee has no knowledge of any reason Lessee will be required to obtain any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Leased Property by reason of any Hazardous Material Laws. Lessee hereby agrees to indemnify and defend, at its sole cost and expense, and hold Lessor, its successors and assigns, harmless from and against and to reimburse Lessor with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor at any time and from time to time by reason or arising out of any breach or violation of the provisions of the Hazardous Materials Laws. Lessee shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Leased Property all Hazardous Materials generated in connection with the Primary Intended Use and as found in hospital and healthcare facilities, including, without limitation, all infectious waste materials, syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature in accordance with all Hazardous Materials Laws. Lessee shall not dispose of any such infectious waste and Hazardous Materials in any receptacles used for the disposal of normal refuse. As soon as practicable following the date hereof, Lessee, at its sole cost and expense, shall remove the existing above-ground storage tank located at the Leased Property.

      8.4 HEALTHCARE LAWS. Lessee represents, warrants and covenants to Lessor that this Lease and any and all subleases are, and at all times during the term of this Lease will be, in compliance with all Healthcare Laws. Lessee agrees that in the event it is determined that this Lease, any sublease or any other agreement is in violation of the Healthcare Laws, the same shall be renegotiated so that same are in compliance with all Healthcare Laws. All such subleases and other agreements shall contain provisions consistent with the foregoing. Lessee agrees promptly to notify Lessor in writing of receipt of any notice of investigation of any alleged Healthcare Law violations. Lessee hereby agrees to indemnify and defend, at Lessee's sole cost and expense, and hold Lessor, its successors and assigns harmless from and against and to reimburse Lessor and its successors and assigns with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor, its successors and assigns, at any time and from time to time by reason or arising out of any breach by Lessee of any of the provisions of this Section 8.4.

      8.5 REPRESENTATIONS AND WARRANTIES. Lessee represents, warrants and covenants to Lessor that as of the date hereof: (i) Lessee is a limited liability company duly organized and validly existing under the laws of the State of Louisiana, has duly qualified to do business in the State of Louisiana, and is duly authorized to enter into, deliver and perform this Lease and the other documents referred to herein and such agreements constitute the valid and binding obligations of Lessee, enforceable in accordance with their terms, (ii) neither the entering into of this Lease or the other documents referred to herein nor the performance by Lessee of its obligations hereunder or under the other documents referred to herein will violate any provision of law or any agreement, indenture, note or other instrument binding upon Lessee, (iii) no authority from or approval by any governmental body, commission or agency or consent of any third party is required in connection with the making or validity of and the execution, delivery and performance of this Lease or the other documents referred to herein, (iv) there are no actions, suits or proceedings pending against or, to the knowledge of Lessee, threatened against or affecting Lessee or any of its Affiliates, in any court or before or by any governmental department, agency or instrumentality, an adverse decision in which could materially and adversely affect the financial condition, business or operations of Lessee or the ability of Lessee to perform its obligations under this Lease or the other documents referred to herein, (v) Lessee and each of its Affiliates is in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, and (vi) Lessee has obtained and delivered copies thereof to Lessor on the Commencement Date all certificates of need, Medicare billing numbers, other licenses and agreements required for the operation of the Facility and all medical equipment used in connection with the Facility.

      8.6 SINGLE PURPOSE ENTITY. Lessee represents, warrants, covenants and agrees that Lessee is, at all times since its formation has been, and shall remain at all times during the term of this Lease, a Single Purpose Entity created and to remain in good standing for the sole purpose of leasing and operating the Facility in accordance with the terms of this Lease. Simultaneously with the execution of this Lease, and as requested by Lessor at other times during the term of this Lease, Lessee shall provide Lessor evidence that Lessee is a Single Purpose Entity and is in good standing in the state of its organization and in the state in which the Leased Property is located.

      8.7 ORGANIZATIONAL DOCUMENTS. Lessee shall not permit or suffer, without the prior written consent of Lessor (i) any material amendment or modification of its Organizational Documents (as defined below) which changes Lessee's status as a Single Purpose Entity, (ii) any dissolution or termination of its existence, or (iv) change in its state of formation or organization or its name. Lessee has, simultaneously with the execution of this Lease, delivered to Lessor a true and complete copy of its articles of organization and limited liability company operating agreement creating Lessee, and all other documents creating and governing the Lessee (collectively, the "Organizational Documents"). Lessee warrants and represents that the Organizational Documents (i) were duly executed and delivered, (ii) are in full force and effect and binding upon and enforceable in accordance with their terms, (iii) constitute the entire understanding among the partners and members or equity owners of Lessee, and
(iv) no breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time or both would constitute a breach under the Organizational Documents.

      8.8 COMBINED NET WORTH. As of the Commencement Date and at all times throughout the Term, the Combined Tenants and the Guarantors (collectively the "Net Worth Parties") shall maintain a Combined Net Worth of Nine Million and No/100 Dollars ($9,000,000.00) (the "Minimum Net Worth Amount"). On the Commencement Date and at such other times during the Term as set forth herein, the Net Worth Parties shall deliver to Lessor unaudited balance sheets of each of the Net Worth Parties confirming that the Minimum Net Worth Amount is being maintained. The unaudited balance sheets delivered on the Commencement Date must be dated on or after March 31, 2005. In the event the Combined Net Worth of the Net Worth Parties at any given time is greater than the Minimum Net Worth Amount, then the Net Worth Parties shall deliver unaudited balance sheets of the Net Worth Parties on a quarterly basis within thirty (30) days of the end of each calendar quarter. In the event the Combined Net Worth of the Net Worth Parties at any given time is less than the Minimum Net Worth Amount, then the Net Worth Parties shall deliver unaudited balance sheets of the Net Worth Parties on a monthly basis within thirty (30) days of the end of each month if and until such time that the Combined Net Worth of the Net Worth Parties for any given unaudited balance sheets delivered to Lessor is more than the Minimum Net Worth Amount, at which time the Net Worth Parties shall deliver unaudited balance sheets of the Net Worth Parties on a quarterly basis within thirty (30) days of the end of each calendar quarter. The unaudited balance sheets required to be delivered hereunder on a quarterly basis shall be certified as true and correct, with the possible exception of immaterial ledger entries, by the chief financial officer (or other officer acceptable to Lessor) of each of the Net Worth Parties.

                                   ARTICLE IX

                         REPAIRS; RESERVE; RESTRICTIONS

9.1 MAINTENANCE AND REPAIR.

      (a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Lessee's Personal Property) in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Articles XIV and XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use. Notwithstanding anything contained herein to the contrary, Lessee shall make additions, modifications and remodeling to the Leased Property which are not Capital Additions from time to time which are necessary for the Primary Intended Use and which permit the Lessee to comply fully with its obligations set forth in this Lease, provided that any such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property and will not significantly impair the revenue producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. Such additions, modifications and remodeling shall, without payment by Lessor at any time, be included under the terms of this Lease and shall be the property of Lessor. Lessee shall notify the Lessor of any and all repairs, improvements, additions, modifications and remodeling made to the Leased Property in excess of Ten Thousand and 00/100 Dollars ($10,000.00) and obtain consent from Lessor prior to making such repairs, improvements, additions, modifications and remodeling, except as set forth on Schedule 10.1.

      (b) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

      (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof, except as may be imposed by law without the consent or agreement of Lessee.

      (d) Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as improved, repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease), damage caused by the gross negligence or willful acts of Lessor and damage or destruction described in Article XIV or resulting from a Taking described in Article XV which Lessee is not required by the terms of this Lease to repair or restore.

      9.2 RESERVE DEPOSIT FOR EXTRAORDINARY REPAIRS. On the Commencement Date, Lessee shall make a deposit in the amount of Thirty-Four Thousand Dollars ($34,000.00) to a reserve (the "Reserve") to be held by Lessor in an interest bearing account. The amount in the Reserve, including interest, shall be held by Lessor to secure Lessee's obligations to make repairs as provided in this Lease, and, in the event Lessee fails to make any such repairs within ten (10) days following notice and demand from Lessor, Lessor may use the amounts in the Reserve to make such repairs. Within thirty (30) days of the use of any or all of the Reserve, Lessee shall be required to replenish the Reserve in an amount needed to bring the Reserve up to a balance of Thirty-Four Thousand Dollars ($34,000.00). Lessee acknowledges that the obligation of Lessee to make repairs as required under this Lease, including, without limitation, as required under
Section 9.1 hereof, shall not be limited in any way by the depositing of the Reserve. Lessee hereby grants to Lessor a security interest in all monies deposited into the Reserve and Lessee shall, within fifteen (15) days from the Commencement Date, execute all documents necessary for Lessor to perfect its security interest in the Reserve. So long as no default has occurred under any of the terms hereof, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default hereunder, upon the expiration of this Lease any amounts remaining in the Reserve, after the payment of and the reimbursement for the Extraordinary Repairs on the Facility shall be returned to Lessee.

      9.3 ENCROACHMENTS; RESTRICTIONS. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any servitude or easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility without such violation, encroachment or impairment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and notwithstanding anything to the contrary herein Lessee shall be entitled to a credit to the Base Rent for any sums paid by Lessee and recovered by Lessor under any such policy of title or other insurance.

      9.4 SPECIAL RESERVE FOR IMMEDIATE REPAIRS. On the Commencement Date, Lessee shall make a deposit to a special reserve (the "Special Reserve") at a financial institution of the Lessor's choosing in the amount of One Hundred Fifty Thousand Two Hundred Forty-Seven and No/100 Dollars ($150,247.00), to be used for the Immediate Repairs. The account to which such payments are made shall require the signature of an officer of Lessee and Lessor to make withdrawals. The amount in the Special Reserve shall be used to pay for the Immediate Repairs and the parties shall take all necessary actions to cause such Immediate Repairs to be made as soon as practicable following the date hereof. Lessee hereby grants to Lessor a security interest in all monies deposited into the Special Reserve and Lessee shall, within fifteen (15) days from the Commencement Date, execute all documents necessary for Lessor to perfect its security interest in the Special Reserve. So long as no default has occurred under any of the terms hereof, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default hereunder, any amounts remaining in the Special Reserve, after the payment of and the reimbursement for the costs of the Immediate Repairs, shall be returned to Lessee.

                                    ARTICLE X

                                CAPITAL ADDITIONS

      10.1 CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY.

            (a) Except as set forth on EXHIBIT C attached hereto, if no Event of Default shall have occurred or be continuing under this Lease, the Other Lease and the Tenant Leases, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property without the prior written consent of Lessor, provided, however, except as expressly provided in Section 10.2(d) hereof, Lessee shall not be permitted to create any Encumbrance on the Leased Property, in connection with such Capital Addition, without the prior written consent of Lessor. Prior to commencing construction of any Capital Addition, Lessee shall, at Lessee's sole cost and expense (i) submit to Lessor for Lessor's prior approval in writing a proposal setting forth in reasonable detail any proposed Capital Addition, (ii) submit to Lessor for Lessor's prior approval such plans and specifications, certificates of need and other approvals, permits, licenses, contracts and other information concerning the proposed Capital Addition as Lessor may reasonably request, and (iii) obtain all necessary certificates of need, state licensure surveys and all regulatory approvals of architectural plans. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, and the use or uses to which it will be put.

            (b) Prior to commencing construction of any Capital Addition, Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.3. If Lessor declines or is unable to provide such financing on terms acceptable to Lessee, the provisions of Section 10.2 shall apply. Notwithstanding any other provision of this Article X to the contrary, except as set forth on
      Schedule 10.1(a), no Capital Additions shall be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, if the Capital Addition Cost of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by Lessee, would exceed twenty-five percent (25%) of the then Fair Market Value of the Leased Property or would diminish the value of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect the Leased Property and/or any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted or withheld. All proposed Capital Additions shall be architecturally integrated and consistent with the Leased Property.

      10.2 CAPITAL ADDITIONS FINANCED BY LESSEE. If Lessee provides or arranges to finance any Capital Addition, this Lease shall be and hereby is amended to provide as follows:

            (a) The above referenced proportion of the Fair Market Added Value of Capital Additions paid for by Lessee to the Fair Market Value of the entire Leased Property expressed as a percentage is referred to herein as the "Added Value Additional". The Added Value Additional determined as provided above for each Capital Addition financed or paid for by Lessee shall remain in effect until any subsequent Capital Addition.

            (b) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

            (c) Upon the expiration or earlier termination of this Lease, except by reason of the default by Lessee hereunder, Lessor shall, if Lessee does not purchase the Leased Property as provided herein, compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of Lessor:

                  (i) By purchasing all Capital Additions paid for by Lessee from Lessee for cash in the amount of the Fair Market Added Value of all such Capital Additions paid for or financed by Lessee; or

                  (ii) By purchasing such Capital Additions from Lessee by
            delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair Market Added Value, due and payable not later than eighteen (18) months after the date of expiration or other termination of this Lease, bearing interest at the test rate applicable under Section 1272 of the Code or any successor section thereto ("Test Rate") or, if no such Test Rate exists, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased Property, subject to all mortgages and encumbrances on the Leased Property at the time of such purchase; or

                  (iii) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.

            (d) Lessor and Lessee agree that Lessee's construction lender for Capital Additions shall have the right to secure its loan by a mortgage upon the Leased Property provided such mortgage (i) shall not exceed the cost of the Capital Additions being made with the proceeds of such loan,
      (ii) shall be subordinate to Lessor's acquisition cost and any Capital Additions paid for by the Lessor of the Leased Property, (iii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created, including, without limitation, Facility Instruments, (iv) the term of the loan shall not extend beyond the term of this Lease, (v) such lender executes all subordination and other documents and certificates required by the Facility Lenders, and (vi) shall be limited solely to Lessee's interest in the Leased Property.

      10.3 CAPITAL ADDITIONS FINANCED BY LESSOR.

            (a) Lessee shall request that Lessor provide or arrange financing for a Capital Addition by providing to Lessor such information about the Capital Addition as Lessor may request (a "Request"), including without limitation, all information referred to in Section 10.1 above. Lessor may, but shall be under no obligation to, obtain the funds necessary to meet the Request. Within thirty (30) days of receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. In no event shall the portion of the projected Capital Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of such cost. Lessee may withdraw its Request by notice to Lessor at any time before or after receipt of Lessor's terms and conditions.

            (b) If Lessor agrees to finance the proposed Capital Addition, Lessee shall provide Lessor with the following prior to any advance of funds:

                  (i) all customary or other required loan documentation, if the
            Capital Addition is to be financed through the incurrence of debt;

                  (ii) any information, certificates of need, regulatory
            approvals of architectural plans and other certificates, licenses, permits or documents requested by either Lessor or any lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that

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

            Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

                  (iii) an Officer's Certificate and, if requested, a
            certificate from Lessee's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

                  (iv) an amendment to this Lease, duly executed and
            acknowledged, in form and substance satisfactory to Lessor (the "Lease Amendment"), and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Fair Market Value and the Rent, which shall be increased to take into account an adjustment to the Purchase Price in an amount equal to the equity contributed by Lessor to finance the Capital Addition or, in the case of debt financing, the principal and interest on the debt incurred by Lessor to finance the Capital Addition;

                  (v) an act of cash sale conveying title to Lessor to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Lessor and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Lessor;

                  (vi) endorsements to any outstanding policy of title
            insurance covering the Leased Property and any additional land referred to in 10.3(b)(v) above, or a supplemental policy of title insurance covering the Leased Property and any additional land referred to in 10.3(b)(v) above, satisfactory in form and substance to Lessor (A) updating the same without any additional exceptions, except as may be permitted by Lessor; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (vii) below);

                  (vii) if required by Lessor, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Lessor and (B) a lender's policy of title insurance satisfactory in form and substance to Lessor and the Lending Institution advancing any portion of the Capital Addition Cost;

                  (viii) if required by Lessor, prior to commencing the Capital
            Addition, an M.A.I. appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Addition will exceed the Fair Market Value of the Leased Property prior thereto by an amount not less than one hundred percent (100%) of the Capital Addition Costs; and

                  (ix) such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), documents, contracts, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the governing body of Lessee authorizing the execution and delivery of the Lease Amendment and any other instruments as may be reasonably required by Lessor and any Lending Institution advancing or reimbursing Lessee for any portion of the Capital Addition Cost.

            (c) Lessor and Lessee agree that Lessee shall have the right, following the prior consultation with Lessor, to designate the general contractor, developer, architect, construction company, engineer and other parties which will participate in the development of the Capital Addition. Lessor and Lessee further agree that Lessee shall control the preparation and negotiation of the definitive agreements with such parties and

      Lessee will give Lessor an opportunity to review and approve such definitive agreements prior to their execution. The provisions of this subparagraph (c) shall not apply to any items on Schedule 10.1(a).

            (d) Upon making a Request to finance a Capital Addition, and in the event such financing is actually consummated, Lessee shall pay or agree to pay, upon demand, all commercially reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel, (ii) all printing expenses,
      (iii) the amount of any filing, registration and recording taxes and fees,
      (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, and (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals, including but not limited to any required certificates of need, for the construction, operation, use or occupancy of the Capital Addition. In the event such financing is not actually consummated, Lessee shall pay or agree to pay, upon demand, all commercially reasonable costs and expenses of Lessor which have been paid or incurred by it in connection with the financing of the Capital Addition.

      10.4 SALVAGE. All materials which are scrapped or removed in connection with the making of either Capital Additions permitted by Section 10.1 or repairs required by Article IX shall be or become the property of Lessor.

                                   ARTICLE XI

                                      LIENS

      Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in EXHIBIT B, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any servitudes or easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (g) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVII of this Lease. Unless otherwise expressly provided herein, Lessee shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Lessee's rights and interests in this Lease, the Leased Property, Lessee's Personal Property other than as previously disclosed to Lessor herein, or any permits, licenses, certificates of need (if any) or any other approvals required to operate the Leased Property during the Term without the prior written consent of the Lessor, which may be withheld at Lessor's sole discretion.

                                   ARTICLE XII

                               PERMITTED CONTESTS

      Lessee, on its own or on Lessor's behalf (or in Lessor's name), but at Lessee's expense, after two (2) business days prior written notice to Lessor, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), then, in any such event, (i) provided the Combined Net Worth of Lessee and/or Guarantors is then in excess of Twenty-Five Million Dollars ($25,000,000), Lessee shall deliver to Lessor an Officer's Certificate to the effect set forth in clauses
(a), (b) and (c), to the extent applicable, or (ii) in the event the Combined Net Worth of Lessee and/or Guarantors is not then in excess of Twenty-Five Million Dollars ($25,000,000), then Lessee shall deliver to Lessor and its counsel an opinion of Lessee's counsel to the effect set forth in clauses (a),
(b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Lessee shall at all times keep the Leased Property and all property located in or on the Leased Property, including Lessee's Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities, which the parties hereto agree shall include only those coverages and endorsements currently maintained by Lessee or Management Company as set forth on Schedule 13.1. The policies of insurance relating to property coverages must name Lessor (and any other entities affiliated with Lessor as Lessor shall deem necessary) as an additional insured and losses shall be payable to Lessor and/or Lessee as provided in Article XIV. Each insurance policy required hereunder must (i) provide primary insurance without right of contribution from any other insurance carried by Lessor, (ii) contain an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including Lessor, (iii) permit Lessor to pay premiums at Lessor's discretion, and (iv) as respects any third party liability claim brought against Lessor, obligate the insurer to defend Lessor as an additional insured thereunder. In addition, the policies shall name as an additional insured all Facility Lenders, if any, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor and each affected Facility Lender. Evidence of insurance and/or Impositions shall be deposited with Lessor and, if requested, with any Facility Lender. If any provision of any Facility Instrument requires deposits of insurance to be made with such Facility Lender, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to such Facility Lender or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Lender.

      13.2 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be required from time to time by any Facility Lender and shall further at all times

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

maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property, in accordance with the requirements of applicable local, state and federal law. In the event Lessor and Lessee mutually agree for Lessee to purchase and maintain additional insurance to the insurance described above, then the premium(s) for said additional insurance shall not be included in the calculations for the financial covenants set forth in Section 16.2 herein. In addition to the insurance described above, Lessor shall not be prohibited from purchasing and maintaining such additional insurance as it may determine, in its sole discretion, to be necessary to protect its interest in the Leased Property. Notwithstanding anything to the contrary herein, Lessee shall reimburse Lessor for the actual cost of this additional insurance purchased and maintained by Lessor, but only to the extent the coverage limits and endorsements of the additional insurance is equal to or less than the coverage limits and endorsements of the insurance maintained by Lessee under Section 13.1. Any reimbursement amounts paid by Lessee shall not be included in the calculations for the financial covenants set forth in Section
16.2 herein.

      13.3 WAIVER OF SUBROGATION. All insurance policies to be obtained by Lessee as required hereunder, including, without limitation, insurance policies covering the Leased Property, the Fixtures, the Facility, and/or Lessee's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the Lessor. Lessee shall obtain insurance policies which will include such a waiver clause or endorsement regardless of whether same is obtainable without extra cost, and in the event of such an extra charge Lessee shall pay the same.

      13.4 FORM OF INSURANCE. Except as may be limited in Section 13.2 with respect to the purchase of additional insurance by Lessor, Lessee shall pay all of the premiums for all of the policies of insurance referred to in this Article, and shall deliver such original policies, or in the case of a blanket policy, a copy of the original policy certified in writing by a duly authorized agent for the insurance company as a "true and certified" copy of the policy, to the Lessor effective with the Commencement Date and furnished annually thereafter (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and in the event of the failure of Lessee either to obtain such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certified copies of such policies (if allowed hereunder) to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor sixty
(60) days' prior written notice (at Lessor's notice address as specified in this Lease (the "Lessor's Notice Address")) before the policy or policies in question shall be altered, allowed to expire or canceled. The parties hereto agree that all insurance policies, endorsements and certificates which provide that the insurer will "endeavor to" give notice before same may be altered, allowed to expire or canceled will not be acceptable to Lessor. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by the Lessee hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until Lessor has received not less than sixty (60) days' prior written notice at the Lessor's Notice Address, with a simultaneous copy to MPT Operating Partnership, L.P., Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days' prior written notice to the Lessor at the Lessor's Notice Address, with a simultaneous copy to MPT Operating Partnership, L.P., Attention:
Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

      13.5 NO SEPARATE INSURANCE. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Lenders, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV

                                FIRE AND CASUALTY

      14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 14.7) and shall be made available for the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. In the event that Lessee is permitted or required to reconstruct or repair the Leased Property, the insurance proceeds shall be made available to Lessee for such reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. Said insurance proceeds shall be paid out by Lessor (if Lessee is permitted or required to reconstruct or repair the Leased Property, such proceeds shall be paid to or on behalf of Lessee), from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee or to Lessee's Personal Property shall belong to Lessee.

      14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

            (a) Except as provided in Section 14.7, if during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility is thereby rendered Unsuitable for its Use, Lessee shall have the option, by giving written notice to Lessor within sixty (60) days following the date of such destruction, to (i) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) so long as Lessee is not in default of any kind, and no event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default, under this Lease, the Other Lease and the Tenant Leases, purchase the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction, or (iii) so long as the damage or destruction was not caused by the negligence of Lessee, its agents, servants, employees or contractors, terminate this Lease. In the event Lessee terminates this Lease as provided in Section 14.2(a)(iii), Lessor shall be entitled to retain the insurance proceeds, and Lessee shall pay to Lessor on demand, the amount of any deductible or uninsured loss arising in connection therewith. In the event Lessee purchases the Leased Property pursuant to Section 14.2(a)(ii), the terms set forth in
      Article XVIII shall apply except that the Fair Market Value Purchase Price shall be reduced by the amount of the insurance proceeds, which shall be retained by Lessor, and the sale/purchase must be closed within ninety
      (90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. In the event Lessee elects to restore the Facility under Section 14.2(a)(i), Lessor shall promptly reimburse Lessee for all documented expenses thereof, up to the amount of the insurance proceeds collected by Lessor.

            (b) If during the Term, the Leased Improvements and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and Lessor shall promptly reimburse Lessee for all documented expenses thereof up to the amount of the insurance proceeds collected by Lessor. Such damage or destruction shall not terminate this Lease; provided, however, if Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after good faith diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, so long as Lessee is not in default of any kind, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default, under the terms of this Lease, the Other Lease and the Tenant Leases, Lessee shall have the option, by giving written notice to Lessor within sixty (60) days following the date of such damage or destruction, to purchase the Leased Property for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction. In the event Lessee purchases the Leased Property pursuant to this Section 14.2(b), the terms set forth in Article XVIII shall apply except that the Fair Market Value Purchase Price shall be reduced by the amount of the insurance proceeds, which shall be retained by Lessor, and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee.

            (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amount needed to restore the Facility prior to use of the insurance proceeds. Such amount shall be paid by Lessee to Lessor (or a Facility Lender if required) to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration. In the event that Lessee agrees to exercise any right under this Section 14.2 to purchase the Leased Property, any such contribution by Lessee shall be credited toward the amount due by Lessee to Lessor for said purchase.

      14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 14.7 below, if during the Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII but that would have been covered if Lessee carried such insurance specified by Lessor in writing under Article XIII, then whether or not such damage or destruction renders the Facility Unsuitable for its Use, Lessee shall, at Lessee's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease.

      14.4 LESSEE'S PERSONAL PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property or Capital Additions financed by Lessee shall be paid to Lessee to pay the cost of repairing or replacing the damage to Lessee's Personal Property or the Capital Additions financed by Lessee. However, any such Personal Property which, in Lessee's reasonable opinion, was obsolete or is no longer necessary for the Primary Intended Use, need not be replaced or may be replaced by more modern or appropriate Personal Property.

      14.5 RESTORATION OF LESSEE'S PROPERTY. If Lessee is required or elects to restore the Facility as provided in Sections 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee, Lessee's Personal Property and all Capital Additions paid for by Lessee. In the event Lessor receives any insurance proceeds for such alterations and improvements, then Lessor shall promptly reimburse Lessee for all documented expenses thereof, up to the amount of the insurance proceeds collected by Lessor. Any such alterations, improvements, Personal Property or Capital Additions which, in Lessee's reasonable opinion, were obsolete or are no longer necessary for the Primary Intended Use, need not be replaced or may be replaced by more modern or appropriate alterations, improvements, Personal Property or Capital Additions.

      14.6 NO ABATEMENT OF RENT. Unless rendered Unsuitable for Its Primary Intended Use, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated, unless the Facility cannot be returned to substantially the level of service existing prior to any partial or total destruction within thirty (30) days from the date of such partial or total destruction. In that event, the Base Rent shall, to the extent not covered by insurance paid to Lessor, be suspended until such time as the Facility is returned to substantially the level of service existing prior to such destruction; provided, however, such abatement shall not continue for a period longer than sixty (60) days from the date of such destruction.

      14.7 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Sections
14.2 or 14.3 to the contrary, if damage to or destruction of the Facility occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Lessor shall be void and of no force and effect if Lessee (a) exercises an available option to extend the Term for one Extended Term within thirty (30) days following receipt of such termination notice, or (b) so long as Lessee is not in default of any kind, and no event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default, under this Lease, the Other Lease and the Tenant Leases, purchases the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction. In the event Lessee purchases the Leased Property pursuant to this Section 14.7, the terms set forth in Article XVIII shall apply except that the Fair Market Value Purchase Price shall be reduced by the amount of the insurance proceeds which shall be retained by Lessor, and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee

      14.8 TERMINATION OF RIGHT TO PURCHASE AND SUBSTITUTION. Any termination of this Lease pursuant to this Article XIV shall cause any right to purchase granted to Lessee under any other provisions of this Lease to be terminated and to be without further force and effect.

      14.9 WAIVER. Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Facility.

      14.10 PURCHASE OPTION SUBORDINATE TO FACILITY INSTRUMENT. Notwithstanding any provision set forth in this Article XIV to the contrary, Lessee's purchase rights as set forth in this Article XIV are and shall be subject, subordinate and inferior to any Facility Instrument. This provision shall be self-operative. However, any Facility Lender may from time to time request that such subordination be evidenced by a separate written agreement. Within ten (10) days following written request by Lessor or any Facility Lender, the Lessee shall execute and deliver to Lessor or such Facility Lender a written agreement in form and substance satisfactory to such Facility Lender and any applicable rating agency. In the event Lessee fails or refuses to execute and deliver such written agreement within such ten (10) day period, then, in addition to all other remedies available at law or in equity, the Lessor shall be entitled to terminate Lessee's purchase rights under this Article XIV upon delivery of five
(5) days' written notice to Lessee. In the event Lessee has not executed and delivered to such Facility Lender and any applicable rating agency, if any, the written agreement requested within such five (5) day period, then in such event, Lessee's purchase rights under this Article XIV shall be deemed forfeited and of no further force or effect.

                                   ARTICLE XV

                                  CONDEMNATION

      15.1 DEFINITIONS.

            (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

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            (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

            (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

            (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

      15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

      15.3 TOTAL TAKING. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking.

      15.4 PARTIAL TAKING. If there is a Taking of a portion of the Leased Property by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for its Primary Intended Use. If, however, such Taking substantially impairs Lessee's ability to use the Facility for its Primary Intended Use, Lessee shall have the option (a) to restore the Facility, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) so long as Lessee is not in default of any kind, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default, under the terms of this Lease, the Other Lease and the Tenant Leases to acquire the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such partial Taking, in which event this Lease shall terminate upon payment of the purchase price. Lessee shall exercise its option by giving Lessor notice thereof within sixty
(60) days after Lessee receives notice of the Taking. In the event Lessee exercises the option to purchase the Leased Property pursuant to this Section 15.4, the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within thirty (30) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. So long as Lessee does not exercise its option to purchase as set forth in this Section 15.4, if the Facility cannot be returned to substantially the level of service existing prior to any partial taking within thirty (30) days from the Date of Taking, the Base Rent due hereunder, to the extent not covered by an Award paid to Lessor, shall be suspended until such time as the Facility is returned to substantially the level of service existing prior to such Taking; provided, however, such suspension shall not continue for a period longer than sixty (60) days from the Date of Taking.

      15.5 RESTORATION. If there is a partial Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Lessee shall accomplish all necessary restoration, subject to the reimbursement provisions as provided in Section 15.6.

      15.6 AWARD DISTRIBUTION. In the event Lessee exercises the purchase option as described in clause (b) of Section 15.4, the entire Award shall belong to Lessee provided no event of default is continuing and Lessor agrees to assign to Lessee all of its rights thereto. In the event of the Taking of a portion of the Leased Property by Condemnation and Lessee restores the Leased Property, Lessor shall promptly reimburse Lessee for all documented expenses thereof, up to the amount of the Award received by Lessor. Any credit of the Award remaining after such restoration is completed shall be promptly paid to Lessee. In any other event, the entire Award shall belong to and be paid to Lessor, except that, if this Lease is terminated, and subject to the rights of the Facility Lender, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, the following:

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

            (a) A sum attributable to the Capital Additions for which Lessee would be entitled to reimbursement at the end of the Term pursuant to the provisions of Section 10.2(c) and the value, if any, of the leasehold interest of Lessee under this Lease; and

            (b) A sum attributable to Lessee's Personal Property and any reasonable removal and relocation costs included in the Award.

If Lessee is required or elects to restore the Facility, Lessor agrees that, subject to the rights of the Facility Lenders, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration. Notwithstanding any provision of this Lease to the contrary, any Award retained by Lessor and not used for restoration shall be taken into account as an amount received by Lessor for purposes of calculating the purchase price as defined in Section 35.1.

      15.7 TEMPORARY TAKING. The Taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than sixty (60) days. During any such sixty (60) day period all the provisions of this Lease shall remain in full force and effect and the Base Rent shall not be abated or reduced during such period of Taking unless the temporary Taking substantially impairs Lessee's ability to use the Facility for its Primary Intended Use. In that event, Base Rent due hereunder, to the extent not covered by an Award paid to Lessor, shall be suspended until such time as the temporary Taking no longer impairs Lessee's ability to use the Facility for its Primary Intended Use; provided, however, such suspension shall not continue for a period longer than sixty (60) days from the Date of Taking.

      15.8 PURCHASE OPTION SUBORDINATE TO FACILITY INSTRUMENT. Notwithstanding any provision set forth in this Article XV to the contrary, Lessee's purchase rights as set forth in this Article XV are and shall be subject, subordinate and inferior to any Facility Instrument. This provision shall be self-operative. However, any Facility Lender may from time to time request that such subordination be evidenced by a separate written agreement. Within ten (10) days following written request by Lessor or any Facility Lender, the Lessee shall execute and deliver to Lessor or such Facility Lender a written agreement in form and substance satisfactory to such Facility Lender and any applicable rating agency. In the event Lessee fails or refuses to execute and deliver such written agreement within such ten (10) day period, then, in addition to all other remedies available at law or in equity, the Lessor shall be entitled to terminate Lessee's purchase rights under this Article XV upon delivery of five
(5) days' written notice to Lessee. In the event Lessee has not executed and delivered to such Facility Lender and any applicable rating agency, if any, the written agreement requested within such five (5) day period, then in such event, Lessee's purchase rights under this Article XV shall be deemed forfeited and of no further force or effect.

                                  ARTICLE XVI

                                    DEFAULT

      16.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default or defaults hereunder:

            (a) a monetary or financial covenant default or breach shall occur under the Other Lease or Loan Agreement that is not cured within the applicable cure period as provided therein, or

            (b) if Lessee shall fail to make a payment of the Rent due and payable under this Lease when the same becomes due and payable or, if Lessee shall fail to make any other monetary payment due and payable by Lessee under this Lease, in each case which nonpayment is not cured within five (5) days after written notice from Lessor; provided, however, that Lessor shall not be required to give more than two (2) written notices per calendar year, or

            (c) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of written notice thereof from Lessor (provided, however, in no event shall Lessor be required to give more than two (2) written notices per calendar year for a non-monetary default), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within sixty (60) days after receipt by Lessee of Lessor's notice of default, or

            (d) if Lessee or any Guarantor shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take
            advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole of its property, or

                  (v) file a petition or answer seeking reorganization or
            arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof.

            (e) if Lessee's license as defined in Article XXXIX or participation or certification in Medicare, Medicaid or other governmental payor programs is terminated and such has a material impact on Lessee and/or any Guarantor, or

            (f) if Lessee admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Lessee's property is made for the benefit of creditors; or a receiver or trustee is appointed for Lessee or its property; or the interest of Lessee under this Lease is levied on under execution or other legal process; or any petition is filed by or against Lessee to declare Lessee bankrupt or to delay, reduce or modify Lessee's capital structure if Lessee be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty
      (30) days from the date of its creation, service or filing); or

            (g) the abandonment or vacation of the Leased Property by Lessee, or Lessee fails to continuously operate the Facility in accordance with the terms of this Lease and fails to pay the Rent; provided, however, that, for a ninety (90) day period following the date of such abandonment or vacation (subject to extension as provided below), such event shall not constitute an Event of Default hereunder, provided:

                  (i) Lessee is at all times in compliance with all monetary payment provisions of this Lease, including, without limitation, the payment of Rent, the payment of amounts under the Loan Agreement, the payment of rent under the Other Lease and the payment of any indemnification obligations hereunder or under the Purchase Agreement or Other Lease;

                  (ii) The Lessee is in compliance with the provisions of
            Section 16.2(a) and 16.2(b) hereof;

                  (iii) The Lessee is maintaining the Leased Property in good order and repair;

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

                  (iv) The Lessee uses its best efforts in cooperation with
            Lessor to sell the Leased Property for its highest value;

                  (v) The Lessee uses its best efforts in cooperation with
            Lessor to find a replacement tenant, provided, however that, even if a replacement tenant is found, the Lessee shall continue to guarantee the full payment and performance of this Lease, and

                  (vi) The Lessee complies with Section 42.5 hereof with respect to any replacement facility,

            provided , however, that in the event the abandonment or vacation of the Leased Property by Lessee is caused by the exercise of any governmental power, whether by legal proceedings or otherwise, and Lessee, within ninety (90) days of such notification by the governmental power, expresses its intent in writing to Lessor to resume operations in the Leased Property upon the cure of the condition forming the basis of the governmental power to exercise its authority, then Lessor and Lessee shall mutually agree on the extension of time required for Lessee to accomplish the cure (such extension not to exceed ninety (90) days except in the sole discretion of Lessor), and Lessor agrees that it's right to take possession, sublet the Leased Property and exercise any other remedy for such abandonment or vacation will not be invoked until the mutually agreed upon extended period of time has elapsed. Any amounts collected by Lessor from subsequent tenants for any calendar month shall be credited to Lessee in accordance with Section 16.1B.(i); or

            (h) if the Lessee or any Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee or such Guarantor, a receiver of Lessee or such Guarantor, as the case may be, of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee or such Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

            (i) if Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee or such Guarantor into, or a sale of substantially all of Lessee's or such Guarantor's assets to, another corporation, provided that if the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided, further, that if, immediately after giving effect to any such merger, consolidation or sale, Lessee or such other corporation (if not the Lessee) surviving the same, together with Guarantors, shall have a Combined Net Worth not less than the Combined Net Worth of Lessee or Guarantors immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate delivered to Lessor within thirty (30) days of such merger, consolidation or sale, an Event of Default shall not be deemed to have occurred; or

            (j) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety
      (90) days after commencement thereof or thirty (30) days after receipt by Lessee of written notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with
      Article XII hereof);or

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

            (k) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of ninety (90) days; or

            (l) if any of the representations or warranties made by Lessee or any of the Sellers named in the Purchase Agreement or in the certificates delivered in connection therewith are or become untrue in any material respect, and which is not cured within ten (10) days after notice from Lessor; or

            (m) a default shall occur under the Guaranty; or

            (n) a default or event of default shall occur under the Lease Assignment, Purchase Agreement, Assignment of Rents and Leases, Security Agreement, Loan Agreement or any other agreement between Lessor or any Affiliate of Lessor, on the one hand, and Lessee, any Guarantor, or any of their Affiliates, on the other hand, which is not cured within the cure period as provided therein.; or

            (o) if Lessee defaults under or fails or refuses to enforce the material terms and conditions of any Tenant Lease whether now or hereafter in effect.

If an Event of Default shall have occurred under this Section 16.1, Lessor shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without notice or demand, except as hereinafter provided:

      A. Without any notice or demand whatsoever, Lessor may take any one or more of the actions permissible at law to insure performance by Lessee of Lessee's covenants and obligations under this Lease. In this regard, it is agreed that if Lessee deserts, vacates or abandons the Leased Property, provided such desertion, vacation or abandonment constitutes an event of default under
Section 16.1(g), then Lessor may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Lessee the monthly rentals and other charges provided in this Lease, without any obligation to relet; but that if Lessor does, at its sole discretion, elect to relet the Leased Property, such action by Lessor shall not be deemed as an acceptance of Lessee's surrender of the Leased Property unless Lessor expressly notifies Lessee of such acceptance in writing pursuant to subsection B of this
Section 16.1, Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee's agent and Lessee furthermore hereby agreeing to pay to Lessor on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that are actually collected by Lessor. It is further agreed in this regard that in the event of any default described in this Section 16.1, Lessor shall have the right to enter upon the Leased Property by force, if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action.

      B. Lessor may, at its option, (1) demand the Rent for the whole unexpired Term of the Lease which shall at once become due and exigible and at once demand and receive payment thereof, or (2) terminate this Lease by written notice to Lessee, or (3) proceed one or more times for arrearages (without prejudicing any other right), or (4) have recourse to any other remedy or mode of redress to which Lessor may be entitled by law. In the event Lessor elects to terminate this Lease, Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent (including without limitation, the right to seek damages, to seek specific performance, enforce the lessor's privilege as provided by Louisiana law, to seek injunctive relief and the right to seek any interest which may have accrued pursuant to Section 3.4 of this Lease), may evict Lessee and enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, by force, if necessary, without being liable of prosecution or any claim for damages therefor. Lessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent, including without limitation, those required by Articles 4701-4705 of the Louisiana Code of Civil Procedure. In

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

addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this subsection B, said loss and damage to be determined, at Lessor's option, by either of the following alternative measures of damages:

                  (i) Until Lessor is able, although Lessor shall be under no obligation to attempt, to relet the Leased Property, Lessee shall pay to Lessor on or before the first day of each calendar month, the Base Rent and other charges provided in this Lease. After the Leased Property has been relet by Lessor, Lessee shall pay to Lessor on the 10th day of each calendar month the difference between the Base Rent and other charges provided in this Lease for the preceding calendar month and that actually collected by Lessor for such month. If it is necessary for Lessor to bring suit in order to collect any deficiency, Lessor shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Lessor from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Lessee in reduction of Lessee's liability for any calendar month for which the amount collected by Lessor will be less than the Base Rent and other charges provided in this Lease; but Lessee shall have no right to such excess other than the above-described credit.

                  (ii) When Lessor desires, Lessor may demand a final
            settlement. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the Lease Term and the reasonable rental value of the Leased Property for such period, such difference to be discounted to present value at a rate equal to the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law. If Lessor elects to exercise the remedy prescribed in subsection A above, this election shall in no way prejudice Lessor's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection B above. Similarly, if Lessor elects to compute damages in the manner prescribed by subsection B(i) above, this election shall in no way prejudice Lessor's right at any time thereafter to demand a final settlement in accordance with this subsection B(ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

      16.2 EVENTS OF DEFAULT IN FINANCIAL COVENANTS.

Compliance with financial covenants set forth in subparagraphs (a) and (b) of this Section 16.2 below will be determined on a combined basis using the combined financial statements and information of Combined Tenants.

            (a) FIRST TIER DEFAULTS. The failure or breach of any one or more of the following shall constitute a default and breach of this Section 16.2(a) and the Lessor shall have the rights and remedies provided for herein:

                  (i) Combined EBITDAR must equal or exceed one hundred
            thirty-five percent (135%) of Combined Fixed Charges, all based on trailing twelve (12) months;

                  (ii) Combined EBITDAR must equal or exceed one hundred
            seventy-five percent (175%) of Combined Lease Payments, all based on trailing twelve (12) months;

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

                  (iii) Total Debt of Combined Tenants shall not exceed
            seventy-five percent (75%) of the greater of (A) the total capitalization of Combined Tenants or (B) the fair market value of the Combined Tenants calculated as twelve (12) months' trailing EBITDAR times four (4.0).

      The covenants described in this Section 16.2(a) (i) -- (iii) shall first become effective at the end of the first full calendar quarter subsequent to the Commencement Date and shall be tested at the end of each subsequent calendar quarter. Until the first anniversary of the Commencement Date, all operating measures shall be calculated from the Commencement Date and on a trailing twelve
(12) month basis thereafter.

      Upon the occurrence of any of the items set forth in Section 16.1 or in subparagraph (a) items (i) through (iii) of this Section 16.2(a), Lessor may, at its option, upon five (5) days' written notice to Lessee (any such notice requiring such termination being herein referred to as the "Removal Notice"), require Lessee to terminate the engagement of any Management Company managing the Facility and replace such Management Company with a manager chosen by Lessor (or, if there is no Management Company managing the Facility at that time, Lessor may require the Lessee to engage a Management Company acceptable to Lessor and enter into a contract with such Management Company upon terms and conditions acceptable to Lessor). In the event Lessor elects to require a change in the management of the Facility, such exercise to change management shall be subject to the right of Lessee to purchase the Leased Property on the terms described in Article XXXV herein, provided Lessee gives Lessor written notice of its intention to exercise such purchase right within five (5) days following receipt of the Removal Notice. In the event Lessee exercises its right to purchase as allowed in this Section 16.2(a), such purchase shall be closed within the time period and subject to the provisions set forth in Article XXXV herein.

            (b) SECOND TIER DEFAULTS The failure or breach of any one or more of the following covenants shall constitute a default and breach of this Section 16.2(b) and Lessor shall have the rights and remedies provided for herein:

                  (i) Combined EBITDAR must equal or exceed one hundred percent
            (100%) of Combined Fixed Charges, all based on trailing twelve (12) months;

                  (ii) Combined EBITDAR must equal or exceed one hundred twenty five percent (125%) of Combined Lease Payments, all based on trailing twelve (12) months;

                  (iii) Total Debt of Combined Tenants shall not exceed one
            hundred percent (100 %) of the greater of (A) the total capitalization of Combined Tenants or (B) the fair market value of the Combined Tenants calculated as twelve (12) months' trailing EBITDAR times four (4.0);

                  (iv) Lessee shall not be in payment or other material default with respect to any of its other leases or material loan agreements, unless such default is cured within the cure periods provided for therein.

      The covenants described in this Section 16.2(b) (i) - (iii) shall first become effective at the end of the first full calendar quarter subsequent to the Commencement Date and shall be tested at the end of each subsequent calendar quarter. Until the first anniversary of the Commencement Date, all operating measures shall be calculated from the Commencement Date and on a trailing twelve
(12) month basis thereafter.

      Upon the occurrence of any of the items set forth in Section 16.1 or in subparagraph (b) items (i) through (iii) of this Section 16.2(b), Lessor may, at its option, upon delivery of five (5) days written notice (the "Removal Notice"), require Lessee to terminate the engagement of the Management Company managing the Facility and replace such Management Company with manager chosen by Lessor (or, if there is no Management Company managing the facility at that time, Lessor may require the Lessee to engage a Management Company acceptable to Lessor and enter into a contract with such Management Company upon terms and conditions acceptable to Lessor), and Lessor may, at its option, proceed with all other remedies Lessor deems necessary, including, without limitation, terminating this Lease and pursuing all other customary remedies available at law and in equity; provided, however, that in the event Lessor elects to require a change in the management of the Facility, such exercise to change management shall be subject to the right of Lessee to purchase the Real Estate on the terms described in Article XXXV herein, provided Lessee gives Lessor written notice of its intention to exercise such purchase right within five (5) days following receipt of the Removal Notice. In the event Lessee exercises its right to purchase as allowed in this Section 16.2(b), such purchase shall be closed within the time period and subject to the provisions set forth in Article XXXV herein.

      In addition to other rights and remedies Lessor may have hereunder and at law and in equity, upon the occurrence of any of the items set forth in subparagraph (b) items (i) through (iii) of this Section 16.2(b) or upon the occurrence of a monetary or payment Event of Default under this Lease, including, without limitation, an Event of Default relating to the payment of Rent or the payment of any indemnification obligations hereunder or under the Purchase Agreement or Other Lease, Lessee shall be deemed to have assigned to Lessor, at Lessor's sole option, all service agreements (including, without limitation, all medical director agreements), and (ii) to the extent permitted by law, Lessee shall be deemed, at Lessor's sole discretion, to have transferred and assigned to Lessor all Licenses and agreements, including, without limitation, all Medicare and Medicaid provider numbers and other agreements. In the event that there are legal limitations on any of the foregoing remedies, Lessee further hereby covenants and agrees that it will take all actions necessary to orderly transfer the operations and occupancy of the Leased Property to the Lessor, including cooperating with respect to the transfer to Lessor or its nominee or designee of all Licenses, provider numbers and other agreements.

      (c) Notwithstanding any provision hereof, any breach of any one or more of items (i) through (iii) of subparagraph (a), or any one or more of items (i) through (iii) of subparagraph (b) of this Section 16.2 shall not be deemed to be a default or breach permitting Lessor to exercise the remedies set forth in such subparagraphs if, within thirty (30) days following the delivery date of the financial statements where such breach is identified, Lessee obtains and delivers to Lessor an unconditional and irrevocable letter of credit from a bank acceptable to Lessor (the "Letter of Credit") naming Lessor beneficiary thereunder, in a dollar amount which when added to the EBITDAR amounts in the financial covenants calculations would result in such clauses being satisfied and upon terms, conditions and provisions acceptable to Lessor (including, without limitation, provisions allowing Lessor to assign all of its rights under such Letter of Credit to Lessor's lender). At any time following the furnishing of the Letter of Credit under this subparagraph (c), upon Lessee providing two
(2) consecutive quarters of financial statements evidencing no breach of any one or more of items (i) through (iii) of subparagraph (a), or any one or more of items (i) through (iii) of subparagraph (b) of this Section 16.2 without considering the dollar amount of the Letter of Credit, then the Letter of Credit shall be returned to Lessee by Lessor within ten (10) days of receipt of the second consecutive quarter of financial statements evidencing no breach of the applicable financial covenants.

      (d) Notwithstanding anything to the contrary herein, Lessee shall not be required to comply with the financial covenants set forth in Section 16.2 (a) or
(b) in the event, but only during the time, that the Leased Property is rendered Unsuitable for its Primary Intended Use for any reason.

      16.3 ADDITIONAL EXPENSES. It is further agreed that, in addition to payments required pursuant to subsections A and B of Section 16.1 above, Lessee shall compensate Lessor for (i) all administrative expenses, (ii) all expenses incurred by Lessor in repossessing the Leased Property (including among other expenses, any increase in insurance premiums caused by the vacancy of the Leased Property), (iii) all expenses incurred by Lessor in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), (iv) all concessions granted to a new tenant or tenants upon reletting (including among other concessions, renewal options), (v) Lessor's reasonable attorneys' fees and expenses, (vi) all losses incurred by Lessor as a direct or indirect result of Lessee's default (including among other losses any adverse action by mortgagees), and (vii) a reasonable allowance for Lessor's administrative efforts, salaries and overhead attributable directly or indirectly to Lessee's default and Lessor's pursuing the rights and remedies provided herein and under applicable law.

      16.4 INTENTIONALLY OMITTED.

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

      16.5 WAIVER. If this Lease is terminated pursuant to Section 16.1 or 16.2, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

      16.6 APPLICATION OF FUNDS. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may reasonably determine or as may be prescribed by the laws of the state in which the Facility is located.

      16.7 NOTICES BY LESSOR. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Lessee of the nature and approximate extent of any default, it being agreed that Lessee is in good or better position than Lessor to ascertain the exact extent of any default by Lessee hereunder.

      16.8 LESSOR'S CONTRACTUAL SECURITY INTEREST. Subject to the Prior Lien of Lessee's Primary Lender (as such terms are defined herein) and without in any way prejudicing Lessor's right to exercise its statutory lien and privilege, to secure the payment of all Rent due and to become due hereunder and the faithful performance of this Lease and to secure all other obligations, indebtedness and liabilities of Lessee to Lessor, now existing or hereafter incurred, and all Obligations (as defined in the Security Agreement), Lessee hereby gives to Lessor an express contract lien and continuing security interest in all property which may be placed on the Leased Property (including fixtures, equipment (including medical equipment whether or not affixed to the Leased Property), chattels and merchandise) and also upon all proceeds of any insurance which may accrue to Lessee by reason of destruction of or damage to any such property and also upon all of Lessee's interest as lessee and rights and options to purchase fixtures, equipment (including medical equipment whether or not affixed to the Leased Property) and chattels placed on the Leased Property (in case of fixtures, equipment and chattels leased to Lessee which are placed on the Leased Property). All exemption laws are hereby waived in favor of such lien and security interest and in favor of Lessor's statutory landlord lien. This lien and security interest are given in addition to any statutory landlord lien and shall be cumulative thereto; provided, however, that the Licenses are hereby excluded and Lessee is not granting to Lessor any security interest in the Licenses. Except as limited in favor of the Primary Lender as set forth in this
Section 16.7, Lessor shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all inventory, merchandise, goods, wares, equipment (including medical equipment whether or not affixed to the Leased Property), fixtures, furniture, improvements and other tangible/corporeal personal/movable property of Lessee presently, or which may hereafter be, situated in or about the Leased Property, and all proceeds therefrom and accessions thereto and, except as a result of sales made in the ordinary course of Lessee's business, such property shall not be removed without the consent of Lessor until all arrearages in Rent as well as any and all other sums of money then due to Lessor or to become due to Lessor hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Lessee. Upon the occurrence of an Event of Default by Lessee that has not been remedied by Lessee pursuant to the terms of this Lease, Lessor may, if allowed by law, in addition to any other remedies provided herein, enter upon the Leased Property and take possession of any and all inventory, merchandise, goods, wares, equipment, trailers, fixtures, furniture, improvements and other personal/movable property of Lessee situated in or about the Leased Property, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee and any other party required by law to receive notice reasonable notice of the time and place of any public sale of the time after which any private sale is to be made, at which sale the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met, if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the above-described premises or where the property is located after the

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

time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Lessee or as otherwise required by law; the Lessee shall pay any deficiencies forthwith. Lessee consents to Lessor filing a UCC-1 financing statement in a form prepared by Lessor in order to perfect Lessor's security interest granted herein. Upon request by Lessor, Lessee agrees to execute (if required by law; provided, however, Lessor shall have the right to file a UCC-1 financing statement (and all amendments, modifications and extensions thereto) at any time as provided in the Security Agreement) and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (the "UCC") (or corresponding state statute or statutes) in force in the state in which the Leased Property is located, as well as any other state the laws of which Lessor may at any time consider to be applicable, including without limitation, La. R.S. 10:9-101, et seq.

      For purposes of this paragraph of Section 16.8, Lessee's Personal Property intended to be encumbered by this security interest is collectively referred to in this paragraph only as the "Secured Personal Property." Additionally, if an Event of Default occurs, Lessor, in addition to the remedies provided in this
Section 16.8 and elsewhere in this Lease, Lessor is entitled to exercise those remedies granted a secured party under La. R.S. 10:9-501, et seq. For purposes of foreclosure under Louisiana foreclosure process procedures, the following shall apply. Lessee hereby confesses judgment, up to the full amount of Rent, interest and attorney's fees and for any other sums that may be due to Lessor under this Lease. Should an Event of Default occur, Lessor shall be entitled to foreclose under this Lease under ordinary or executory process procedures and to cause the Secured Personal Property to be immediately seized wherever found, and sold with or without appraisal, in regular session of court or in vacation, in accordance with applicable Louisiana law, without the necessity of further demanding payment from Lessee, or of notifying Lessee or placing Lessee in default. To the extent permitted under applicable Louisiana law, Lessee additionally waives: (1) the benefit of appraisal as provided under Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (2) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (3) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (4) the three (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (5) all other benefits provided under Article 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Lessee further agrees that any declaration of fact made by authentic act before a Notary Public and two witnesses by a person declaring that such facts are within his or her knowledge shall constitute authentic evidence of such facts for purposes of foreclosure under applicable Louisiana law. Lessee further agrees that Lessor may appoint a keeper of the secured Personal Property in the event of foreclosure pursuant to La. R.S. 9:5136, et seq. All expenses relating to the sale or other disposition of the Secured Personal Property, including without limitation, Lessor's attorney's fees and expenses of retaking, holding, insuring, preparing for the sale and selling the Secured Personal Property, shall become part of the obligations contemplated by this Lease and the Security Agreement and shall be payable upon demand, with interest, form the date of expenditure until Lessor is paid in full. Lessee further agrees that all of the remedies provided herein are and shall be cumulative in nature and nothing under this Lease shall limit or restrict the remedies available to Lessor following an Event of Default.

      As used herein, the term "Primary Lien of Lessee's Primary Lender" means any first priority lien granted by Lessee in any of Lessee's machinery, equipment (including medical equipment whether or not affixed to the Leased Property), furniture, furnishings, tools, movable walls or partitions, computers, signage, trade fixtures, supplies, inventory, or any other tangible personal property placed on the Leased Property and used or useful in Lessee's business conducted at or on the Leased Property (the "Collateral"), which may be given in connection with Lessee's lender (the "Primary Lender") providing financing for Lessee to purchase such items of Collateral or in connection with the refinancing of any such items of Collateral. In the event Lessee obtains financing from a Primary Lender or refinances such items of Collateral, Lessee shall use commercially reasonable efforts to obtain from its Primary Lender a consent to a secondary lien on such Collateral in favor of Lessor, in form and content reasonably

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

acceptable to the Primary Lender and the Lessor. Lessee covenants and agrees not to place or allow any other liens to be placed on the Collateral. Lessee covenants and agrees that all indebtedness (except for the indebtedness owed to the Primary Lender) owed by Lessee under all agreements executed in connection with the Lessee's financing of Lessee's Personal Property to be used in connection with the operation of the Facility shall be subordinate to all monetary obligations under this Lease and Lessee shall not place or allow any other liens to be placed on the Lessee's Personal Property. At the request of Lessor from time to time, Lessee shall execute and shall obtain from all parties to such financing arrangements executed written confirmation of such subordination (in form and content as is acceptable to Lessor), which shall be delivered to Lessor within ten (10) days from Lessor's request.

                                  ARTICLE XVII

                             LESSOR'S RIGHT TO CURE

      If Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

                         PURCHASE OF THE LEASED PROPERTY

      In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, including, without limitation Article XXXV, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed, Act of Cash Sale, or other instrument of conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee in the condition as received from Lessee, free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to, (c) any other Encumbrances permitted to be imposed on the Leased Property under the provisions of Article XXXVII which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee, and (d) any matters affecting the Leased Property on or as of the Commencement Date. The difference between the applicable purchase price and the total of the encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer (so long as Lessee immediately applies for, seeks in good faith and diligently pursues to obtain such consents and approvals) and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents prior to the closing date, any options to extend the Term of this Lease which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase the Leased Property until Lessee's inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for thirty (30) days after the end of such period. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, survey, attorneys' fees incurred by Lessor in connection with such conveyance, transfer taxes, recording fees and similar charges shall be paid for by Lessee.

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

                                  ARTICLE XIX

                                  HOLDING OVER

      If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy at will during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last complete Lease Year prior to the expiration of the Term; (b) all Additional Charges accruing during the month and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at will, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XX

                              INTENTIONALLY OMITTED

                                  ARTICLE XXI

                              INTENTIONALLY OMITTED

                                  ARTICLE XXII

                                  RISK OF LOSS

      During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                 ARTICLE XXIII

                                INDEMNIFICATION

      NOTWITHSTANDING THE EXISTENCE OF ANY INSURANCE OR SELF INSURANCE PROVIDED FOR IN ARTICLE XIII, AND WITHOUT REGARD TO THE POLICY LIMITS OF ANY SUCH INSURANCE OR SELF INSURANCE, LESSEE WILL PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND LESSOR FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), TO THE EXTENT PERMITTED BY LAW, IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST LESSOR BY REASON OF: (a) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF PERCENTAGE TO PROPERTY OCCURRING ON OR ABOUT THE LEASED PROPERTY OR ADJOINING SIDEWALKS, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF MALPRACTICE, (b) ANY USE, MISUSE, NO USE, CONDITION, MAINTENANCE OR REPAIR BY LESSEE OF THE LEASED PROPERTY, (c) ANY IMPOSITIONS (WHICH ARE THE OBLIGATIONS OF LESSEE TO PAY PURSUANT TO THE APPLICABLE PROVISIONS OF THIS LEASE), (d) ANY FAILURE ON THE PART OF LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, AND (e) THE NON-PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF ANY AND ALL EXISTING AND FUTURE SUBLEASES OF THE LEASED PROPERTY TO BE PERFORMED BY

THE LANDLORD (LESSEE) THEREUNDER. ANY AMOUNTS WHICH BECOME PAYABLE BY LESSEE UNDER THIS SECTION SHALL BE PAID WITHIN FIFTEEN (15) DAYS AFTER LIABILITY THEREFOR ON THE PART OF LESSOR IS DETERMINED BY LITIGATION OR OTHERWISE AND, IF NOT TIMELY PAID, SHALL BEAR A LATE CHARGE (TO THE EXTENT PERMITTED BY LAW) AT THE OVERDUE RATE FROM THE DATE OF SUCH DETERMINATION TO THE DATE OF PAYMENT. LESSEE, AT ITS EXPENSE, SHALL CONTEST, RESIST AND DEFEND ANY SUCH CLAIM, ACTION OR PROCEEDING ASSERTED OR INSTITUTED AGAINST LESSOR OR MAY COMPROMISE OR OTHERWISE DISPOSE OF THE SAME AS LESSEE SEES FIT. NOTHING HEREIN SHALL BE CONSTRUED AS INDEMNIFYING LESSOR AGAINST ITS OWN NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT. LESSEE'S LIABILITY FOR A BREACH OF THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE ANY TERMINATION OF THIS LEASE.

                                  ARTICLE XXIV

                ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION

      24.1 ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or sublease any portion of the Leased Property without Lessor's prior written consent. Lessor shall not unreasonably withhold its consent to any subletting or assignment, provided that (a) in the case of a subletting, the sublease and the sublessee shall comply with the provisions of this Article XXIV, (b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the obligations, covenants and conditions to be performed by Lessee hereunder and under all of the other documents executed in connection herewith. As of the date of this Agreement, Lessee warrants and covenants that except as set forth on Schedule 24.1, there are no outstanding or existing leases or subleases, letters of intent, commitment letters or any other type of occupancy agreements relating to the Leased Property. Any modifications, amendments and restatements of any leases or subleases entered into in connection with the Leased Property, if any, must be approved by Lessor in accordance with this Article XXIV. Notwithstanding anything contained herein to the contrary, any proposed assignee of Lessee and any proposed sublessee or subtenant must each have an equal or stronger credit rating than the Lessee on the Commencement Date. Lessor's failure or refusal to approve an assignment to an assignee or a subletting to a sublessee or subtenant without the required credit rating shall be reasonable.

      24.2 SUBLEASE LIMITATIONS. In addition to the sublease limitations as set forth in Section 24.1 above, anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee or subtenant thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee or subtenant, or (b) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. Provided also, Lessee shall not sublet any portion of the Leased Property for a term extending beyond the Fixed Term hereof without the express consent of Lessor. In addition, all subleases shall comply with the Healthcare Laws. Lessor and Lessee acknowledge and agree that all subleases entered into relating to the Leased Property, whether or not approved by Lessor, shall not, without the prior written consent of Lessor, be deemed to be a direct lease between Lessor and any sublessee or subtenant. Lessee agrees that all subleases submitted for Lessor approval as provided herein must include provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease, to the rights of Lessor hereunder, and to all financing documents relating to any Lessor financing in connection with the Facility, (b) in the event this Lease shall terminate or be terminated before the expiration of the sublease, the sublessee or subtenant will, at Lessor's option, attorn to Lessor and waive any right the sublessee or subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, (c) at Lessor's option, the sublease may be terminated or left in place by Lessor in the event of a termination of this Lease, (d) the obligations and performance of the sublessee or subtenant must be guaranteed by guarantors acceptable to Lessor, (e) sublessee or subtenant shall from time to time upon request of

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

Lessee or Lessor furnish within ten (10) days from request an estoppel certificate in form and content acceptable to Lessor or its lender relating to the sublease, (f) in the event the sublessee or subtenant receives a written notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee or subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct (all rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease), (g) and that such sublease shall at all times be subject to the obligations and requirements as set forth in this Article XXIV, and (h) sublessee or subtenant shall provide to Lessor upon written request such officer's certificates and financial statements as Lessor may request from time to time.

      24.3 SUBLEASE SUBORDINATION AND NON-DISTURBANCE. Within ten (10) days after request by Lessor, Lessee shall cause the subtenants or sublessees to execute and deliver to Lessor a subordination agreement relating to the sublease, which subordination agreement shall be in such form and content as is acceptable to Lessor. At the request from time to time by one or more Facility Lender, within ten (10) days from the date of request, Lessee shall cause the subtenants or sublessees of the Leased Property to execute and deliver within such ten (10) day period, to such Facility Lender a written agreement in a form reasonably acceptable to such Facility Lender whereby such subtenants and sublessees subordinate the sublease and all of their rights and estate thereunder to each such mortgage or deed of trust that encumbers the Leased Property or any part thereof and agree with each such Facility Lender that such subtenants and sublessees will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of the sublease.

                                  ARTICLE XXV

  OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES

            (a) At any time and from time to time within twenty (20) days following written request by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer's Certificate furnished pursuant to this Article may be relied upon by Lessor and any prospective purchaser of the Leased Property.

            (b) Lessee will furnish, or cause to be furnished, the following statements to Lessor, which must be in such form and detail as Lessor may from time to time, but not unreasonably, request:

                  (i) within ninety (90) days after the end of each fiscal year of Lessee and each Guarantor, a copy of the Statements of Cash Flow for the Lessee and each Guarantor for the preceding fiscal year and an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or, if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to remedy the same, and

                  (ii) within ninety (90) days after the end of each year, beginning for the year ending December 31, 2005, audited GAAP-basis financial statements of Lessee and each Guarantor and the operations performed in the Facility, prepared by a nationally recognized accounting firm or an independent certified public accounting firm acceptable to Lessor, which statements shall include a balance sheet and statement of income and expenses and changes in cash flow all in accordance with GAAP for the year then ended, and

                  (iii) within forty-five (45) days after the end of each quarter, current financial statements of Lessee and the Guarantors and the operations performed in the Facility, on a quarterly, year-to-date, and prior year comparable basis, certified to be true and correct by an officer of Lessee, and

                  (iv) within thirty (30) days after the end of each month current operating statements of the Facility, including, but not limited to operating statistics, certified to be true and correct by an officer of the Lessee, and

                  (v) within ten (10) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any license or certification, including, without limitation, the Medicare and/or Medicaid certification and/or managed care contract of the Facility is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility's license or certification, and

                  (vi) with reasonable promptness, such other information respecting the financial condition and affairs of Lessee as Lessor may reasonably request from time to time.

            Lessor reserves the right to require such other financial information from Lessee at such other times as Lessor shall deem reasonably appropriate.

            (c) Upon Lessor's request, Lessee will furnish to Lessor a certificate in form acceptable to Lessor certifying that no event of default as defined herein or in any of the Tenant Leases and the Other Lease, then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute a default hereunder.

            (d) Within two (2) business days of receipt, Lessee shall furnish to Lessor copies of all notices and demands from any third party payor, including, without limitation, Medicare and/or Medicaid, concerning overpayment which will or may result in a repayment or a refund in excess of One Million Dollars ($1,000,000). Lessee hereby agrees that in the event of receipt of such notices or demands Lessor shall have the right, at Lessor's option, to participate in the appeal of such notices and demands.

            (e) Lessee shall furnish to Lessor on a monthly basis ongoing status reports (in form and content acceptable to Lessor) of any governmental investigations of the Lessee, the Guarantors, or any of their respective Affiliates, or the Facility, conducted by the United States Attorney, State Attorney General, the Office of the Inspector General of the Department of Health and Human Services, or any other Governmental Entity.

            (f) Lessee shall furnish to Lessor immediately upon receipt thereof copies of all notices of adverse events or deficiencies as defined by regulations or standards of the Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO"), or the equivalent of the accrediting body relied upon by the Lessee in the operation of the Facility or any part thereof.

            (g) Lessee shall furnish to Lessor immediately upon receipt thereof copies of all notices that the Lessee is not in compliance with the Standards for Privacy of Individually Identifiable Health Information and the Transaction and Code Set Standards which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA").

            (h) Lessor reserves the right to require such other financial information from Lessee at such other times as it shall deem reasonably necessary. All financial statements and information must be in such form and detail as Lessor shall from time to time, but not unreasonably, request.

            Subject to the rights of Lessor as provided in Section 41.11 of this Lease, Lessor and Lessee agree that all financial information disclosed pursuant to this Article XXV shall be kept in strictest confidence and shall not be disclosed to any person or entity.

                                  ARTICLE XXVI

                                   INSPECTION

      Lessee shall permit Lessor or its Affiliates and their respective authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations.

                                 ARTICLE XXVII

                                   NO WAIVER

      No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

                               REMEDIES CUMULATIVE

      To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

                                    SURRENDER

      No surrender to Lessor of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXX

                               NO MERGER OF TITLE

      There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXXI

                               TRANSFERS BY LESSOR

      If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Lessor hereunder, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                 ARTICLE XXXII

                                QUIET ENJOYMENT

      32.1 So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder and the payment and financial covenant obligations under the Other Lease, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

                                 ARTICLE XXXIII

                                     NOTICES

      All notices, demands, consents, approvals, requests and other communications under this Lease shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized over-night delivery service or (d) sent by facsimile transmission and addressed as follows:

       (a)  if to Lessee:    Gulf States Long Term Acute Care
                             of Covington, L.L.C.
                             2325 Weymouth Drive, Suite A
                             Attention: Gregory M. Walker
                             Fax: (225) 216-2279

            with a copy to:  Roedel Parsons
                             8440 Jefferson Highway, Suite 301
                             Baton Rouge, Louisiana  70809
                             Attention:  David A. Woolridge, Jr.
                             Fax:(225) 928-4925
            with a copy to:  Adams and Reese, LLP
                             451 Florida Street
                             Bank One Centre, 19th Floor, North Tower
                             Baton Rouge, Louisiana 70801
                             Attn: Gregory D. Frost.
                             Fax: (225) 336-5220

       (b)  if to Lessor:    MPT of Covington, LLC
                             1000 Urban Center Drive
                             Suite 501
                             Birmingham, Alabama  35242
                             Attn: Michael G. Stewart, Esq.
                             Fax: (205) 969-3756

            with a copy to:  Thomas O. Kolb, Esq.
                             Baker, Donelson, Bearman, Caldwell & Berkowitz 1600 SouthTrust Tower
                             Birmingham, Alabama  35203
                             Fax:  (205) 322-8007

or to such other address as either party may hereafter designate, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

                                 ARTICLE XXXIV

                                   APPRAISAL

      In the event that it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Lessor and Lessee agree that any appraisal of the Leased Property shall be without regard to the termination of this Lease or any purchase options contained herein and shall assume the Lease is in place for a term of fifteen (15) years, and shall not take into account any purchase options contained herein. Within ten (10) days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto) shall, within forty-five (45) days after the date of the notice appointing the first (1st) appraiser, proceed to appraise the Leased Property to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one (1) appraiser shall have been so appointed, or if two (2) appraisers shall have been so appointed but only one
(1) such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two (2) appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have twenty (20) days to appoint a third (3rd) appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed, by the American Arbitrator Association or by such court shall be instructed to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two (2) appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two (2) determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXV

                                 PURCHASE RIGHTS

      35.1 LESSEE'S OPTION TO PURCHASE. So long as Lessee is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default (except as otherwise provided in Section 16.2) under the terms of this Lease, the Other Lease and the Tenant Leases, at any time from and after the expiration of the Fixed Term and each Extension Term, the Lessee shall have the option, to be exercised by sixty (60) days' prior written notice to the Lessor, to purchase the Leased Property at a purchase price equal to the greater of (i) the Fair Market Value of the Leased Property (which appraisal shall assume that the Lease remains in effect for a term of fifteen (15) years and shall not take into account any purchase options contained herein), or (ii) the Purchase Price of the Leased Property, increased annually by the greater of (A) two and one-half percent (2.5%) per annum from the Commencement Date, or (B) the rate of increase in the Consumer Price Index on each Adjustment Date. Notwithstanding anything contained herein to the contrary, in no event shall the purchase price be less than the Fair Market Value of the Leased Property. Unless expressly otherwise provided in this
Section 35.1, in the event the Lessee exercises such option to purchase the Leased Property, (i) the terms set forth in Article XVIII shall apply, (ii) Lessee shall continue paying Rent as required under this Lease until the purchase is closed, and (iii) the sale/purchase must be closed within ninety
(90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. Notwithstanding any provision herein to the contrary, this Lease, and specifically Lessee's rights as set forth in this Section 35.1 are and shall be subject, subordinate and inferior to any Facility Instrument. This provision shall be self-operative. However, any Facility Lender may from time to time request that such subordination be evidenced by a separate written agreement. Within ten (10) days following written request by Lessor or any Facility Lender, the Lessee shall execute and deliver to Lessor or such Facility Lender a written agreement in form and substance satisfactory to such Facility Lender and any applicable rating agency. In the event Lessee fails or refuses to execute and deliver such written agreement within such ten (10) day period, then, in addition to all other remedies available at law or in equity, the Lessor shall be entitled to terminate Lessee's purchase rights under this
Section 35.1 upon delivery of fifteen (15) days' written notice to Lessee. In the event Lessee has not executed and delivered to such Facility Lender and any applicable rating agency, if any, the written agreement requested within such fifteen (15)
day period, then in such event, Lessee's purchase rights under this Section 35.1 shall be deemed forfeited and of no further force or effect.

                                 ARTICLE XXXVI

                              INTENTIONALLY OMITTED

                                 ARTICLE XXXVII

                        FINANCING OF THE LEASED PROPERTY

      Lessor agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement ("Encumbrances") upon the Leased Property, Lessor will use commercially reasonable efforts to obtain an agreement from the holder of each such Encumbrance whereby such holder agrees (a) to give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Lessee, after twenty (20) days prior written notice, to cure any such default on Lessor's behalf within any applicable cure period, in which event Lessor agrees to reimburse Lessee for any and all reasonable out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys' fees), (c) to permit Lessee to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, (d) that, if subordination by Lessee is requested by the holder of each such Encumbrance, to enter into an agreement with Lessee containing the provisions described in Article XXXVIII of this Lease, and (e) Lessor further agrees that no such Encumbrance shall in any way prohibit, derogate from, or interfere with Lessee's right and privilege to collaterally assign its leasehold and contract rights hereunder provided such collateral assignment and rights granted to the assignee thereunder shall be subordinate to the rights of the holder of an Encumbrance as provided in Article XXXVIII hereof.

                                ARTICLE XXXVIII

                        SUBORDINATION AND NON-DISTURBANCE

      At the request from time to time by one or more Facility Lender, within ten (10) days from the date of request, Lessee shall execute and deliver within such ten (10) day period, to such Facility Lender a written agreement in a form reasonably acceptable to such Facility Lender whereby Lessee subordinates this Lease and all of its rights and estate hereunder to each Facility Instrument that encumbers the Leased Property or any part thereof and agrees with each such Facility Lender that Lessee will attorn to and recognize such Facility Lender or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Facility Instrument, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each such Facility Lender simultaneously executes and delivers to Lessee a written agreement consenting to this Lease and agreeing that, notwithstanding any such other mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Lessee shall not be disturbed in peaceful enjoyment of the Leased Property nor shall this Lease be terminated or canceled at any time, except in the event Lessee is in default under the terms of this Lease.

                                 ARTICLE XXXIX

                                    LICENSES

      Lessee shall maintain at all times during the Term hereof and any holdover period all federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary or useful in the operation of the Facility (collectively, the "Licenses"), and shall qualify and comply with all applicable laws as they may from time to time exist, including those applicable to certification and participation as a provider under Medicare and Medicaid legislation and regulations.

      Lessee shall not, without the prior written consent of Lessor, which may be granted or withheld in its sole discretion, effect or attempt to effect any change in the license category or status of the Facility or any part thereof. Under no circumstances shall Lessee have the right to pledge, encumber or transfer any of the Licenses to any other person, entity or other location (except to Lessor as contemplated herein), during the Term hereof.

      It is an integral condition of this Lease that Lessee covenants and agrees, during the Term of the Lease, not to sell, move, modify, cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any other manner encumber any License or any governmental or regulatory approval, consent or authorization of any kind to operate the Facility.

      Lessee shall immediately (within two (2) business days) notify Lessor in writing of any notice, action or other proceeding or inquiry of any governmental agency, bureau or other authority whether federal, state, or local, of any kind, nature or description, which could adversely affect any material License or Medicare and/or Medicaid-certification status, or accreditation status of the Facility, or the ability of Lessee to maintain its status as the licensed and accredited operator of the Facility or which alleges noncompliance with any law. Lessee shall immediately (within two (2) business days) upon Lessee's receipt, furnish Lessor with a copy of any and all such notices and Lessor shall have the right, but not the obligation, to attend and/or participate, in Lessor's sole and absolute discretion, in any such actions or proceedings. Lessee shall act diligently to correct any deficiency or deal effectively with any "adverse action" or other proceedings, inquiry or other governmental action, so as to maintain the licensure and Medicare and/or Medicaid-certification status stated herein in good standing at all times. Lessee shall not agree to any settlement or other action with respect to such proceedings or inquiry which affects the use of the Leased Property or any portion thereof as provided herein without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE XL

                         COMPLIANCE WITH HEALTHCARE LAWS

      Lessee hereby covenants, warrants and represents to Lessor that as of the Commencement Date and throughout the Term: (i) Lessee shall be, and shall continue to be validly licensed, Medicare and/or Medicaid certified, and, if required, accredited to operate the Facility in accordance with the applicable rules and regulations of the State of Louisiana, federal governmental authorities and accrediting bodies, including, but not limited to, the United States Department of Health and Human Services, DHSS, DHS and CMS; and/or (ii) Lessee shall be, and shall continue to be, certified by and the holder of valid provider agreements with Medicare/Medicaid issued by DHHS, DHS and/or CMS and shall remain so certified and shall remain such a holder in connection with its operation of the Primary Intended Use on the Leased Property as a licensed and Medicare and/or Medicaid certified long-term acute care hospital facility; (iii) Lessee shall be, and shall continue to be in substantial compliance with and shall remain in substantial compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility, including, without limitation, substantial compliance under HIPAA; (iv)

Lessee shall operate the Facility in a manner consistent with high quality acute care services and sound reimbursement principles under the Medicare and/or Medicaid programs and as required under state and federal law; and (v) Lessee shall not abandon, terminate, vacate or fail to renew any license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or any other authorization which is required for the lawful and proper operation of the Facility or in any way commit any act which will or may cause any such license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or other authorization to be revoked by any federal, state or local governmental authority or accrediting body having jurisdiction thereof.

                                  ARTICLE XLI

                             LESSOR'S RIGHT TO SELL

      41.1 LESSOR'S RIGHT TO SELL. Lessee understands that Lessor may sell its interest in the Leased Property in whole or in part at any time, subject to this Lease and the rights of Lessee as expressly provided in this Lease. The Lessee agrees that any purchaser may exercise any and all rights of Lessor as fully as if such had made the purchase of the Leased Property directly from the Lessee as set out in the Purchase Agreement. Lessor may divulge to any such purchaser all information, reports, financial statements, certificates and documents obtained by it from Lessee.

                                  ARTICLE XLII

                                  MISCELLANEOUS

      42.1 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of expiration or termination of this Lease shall survive such expiration or termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of Louisiana but not including its conflict of laws rules; provided, however, the parties hereto agree that the venue for all actions in connection with this Lease and all matters relating to the Leased Property shall be the state courts of the State of Delaware located in New Castle County, Delaware and the Untied States District Court for the District of Delaware.

      42.2 LESSOR'S EXPENSES. In addition to other provisions herein, Lessee agrees and shall pay and/or reimburse Lessor's costs and expenses, including legal fees, incurred or resulting from and relating to (a) requests by Lessee for approval or consent under this Lease; (b) requests by Lessor for approval or consent under this Lease and all other documents executed between Lessor and Lessee in connection herewith, (c) any circumstances or developments which give rise to Lessor's right of consent or approval, (d) circumstances resulting from any action or inaction by Lessee contrary to the lease provisions, and (e) a request for changes including, but not limited to, (i) the permitted use of the Leased Property, (ii) alterations and improvements to the Leased Improvements,
(iii) subletting or assignment, and (iv) any other changes in the terms, conditions or provisions of this Lease. Such expenses and fees shall be paid by Lessee within thirty (30) days of the submission of a statement for the same or such amount(s) shall become Additional Charges and subject to the Overdue Rate after the 30 days.

      42.3 ENTIRE AGREEMENT; MODIFICATIONS. This Lease embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior to contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Lease. Neither this Lease nor any provision hereof may be modified or amended except by an instrument in writing signed by Lessor and Lessee.

      42.4 LEASE GUARANTY. At the time of the execution and delivery of this Lease by Lessee to Lessor, Lessee shall simultaneously herewith deliver to the Lessor a Lease Guaranty in form and content satisfactory to Lessor, whereby the Guarantors solidarily, jointly and severally, absolutely and irrevocably, guarantee the full payment and performance of all of Lessee's obligations under this Lease and any other obligations of Lessee, Guarantors and any Affiliate of Lessee and any Affiliate of Guarantors to Lessor. Such Lease Guaranty shall specifically provide that the Lease Guaranty and the obligations of the Guarantors thereunder shall remain in full force and effect during the Term, regardless of whether this Lease has been assigned or any portion of the Leased Property has been subleased.

      42.5 FUTURE FINANCING. Lessee hereby agrees that if at any time during the Term Lessee purchases or contemplates the purchase of a facility, or property to be used, for the operation of a business for the Primary Intended Use, Lessee shall notify Lessor in writing ("Lessee's Notice") of such purchase or contemplated purchase, and Lessor shall have the first opportunity to provide financing for such purchase, expansion or renovation upon terms mutually agreeable to Lessor and Lessee. Lessor shall notify Lessee in writing on or before the expiration of twenty (20) business days after receipt of Lessee's Notice whether Lessor is interested in providing such financing. If Lessor agrees to provide the financing, the terms and conditions of such financing will be contingent upon, among other things, performance benchmarks acceptable to Lessor and the Lessor's satisfaction and approval of other due diligence requirements.

      42.6 LETTER OF CREDIT. Simultaneously with the execution and delivery of this Lease to Lessor, Lessee has obtained and delivered to Lessor an unconditional and irrevocable letter of credit from a bank acceptable to Lessor (the "Letter of Credit") naming Lessor beneficiary thereunder, in an amount equal to six (6) months' Base Rent (estimated in the first year of the Term to be approximately Five Hundred Ninety-Eight Thousand Five Hundred and no/100 Dollars ($598,500.00)) and upon terms, conditions and provisions acceptable to Lessor. At such time as the operations at the Facility have for eight (8) consecutive fiscal quarters generated an EBITDAR coverage of at least two (2) times the Base Rent, the Letter of Credit may be reduced to an amount equal to three (3) months of the then amount of Base Rent then in effect. If, however, after satisfying the conditions necessary to reduce the Letter of Credit to three (3) months' Base Rent, EBITDAR coverage subsequently drops below two (2) times Base Rent for two (2) consecutive fiscal quarters, the Letter of Credit shall again increase to an amount equal to six (6) months of Base Rent then in effect.

      42.7 CHANGE IN OWNERSHIP/CONTROL. So long as this Lease remains in effect, the aggregate ownership of the current members of Lessee and Guarantors shall not be reduced below fifty-one (51%) percent.

      42.8 LESSOR SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, in connection with a public offering or the private placement of securities of Lessor or MPT, or their efforts to obtain financing for the Leased Property, Lessor and MPT may disclose that Lessor has entered into this Lease with the Lessee respecting the Facility and the Leased Property and may provide and disclose other information regarding this Lease, the Lessee, the Guarantors, the Leased Property, the Facility, the Commitment Letter, and such other additional information which Lessor and MPT may reasonably deem necessary, to its proposed investors in such public offering or private offering of securities or any prospective lenders with respect to such financing. Lessee shall cooperate with Lessor and MPT by providing financial and other information reasonably requested by Lessor and MPT in connection with such offering of securities or financing. Lessee and MPT shall have the right of access to the Facility, at reasonable business hours and upon advance notice, and all documentation and information relating to the Facility.

      42.9 NON-RECOURSE AS TO LESSOR. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Lessor under this Lease shall be enforced only against the Leased

Property and not against any other assets, properties or funds of (i) Lessor,
(ii) any director, officer, general partner, shareholder, limited partner, beneficiary, employee or agent of Lessor or any general partner of Lessor or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Lessor or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Lessor or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

      42.10 MANAGEMENT AGREEMENTS. Lessee shall not engage any Management Company or allow any tenants, subtenants or sublessees of the Facility to engage any Management Company, without Lessor's prior written consent, which consent shall not be unreasonably withheld; provided, however, Lessor's rights relating to the selection of any Management Company as set forth in Section 16.2 hereof shall be at Lessor's sole and absolute discretion. Lessee shall, if required by Lessor and/or the Lessor's Lender, assign and/or subordinate all of Lessee's rights under the Management Agreements to Lessor and Lessor shall be entitled to assign and/or subordinate same to Lessor's lender. At the request of the Lessor from time to time, Lessee shall execute and deliver (and require the tenants, subtenants or sublessees to execute and deliver, if applicable) an assignment and/or subordination agreement relating to the Management Agreements, which assignment and/or subordination agreement shall be in such form and content as reasonably acceptable to Lessor and/or any lender providing financing to Lessor, and shall be delivered to Lessor within ten (10) days after Lessor's request. Lessee hereby agrees that all payments and fees payable under the Management Agreements are and shall be subordinate to the payment of the obligations under this Lease and all other documents executed in connection with this Lease and the Purchase Agreement. Lessee agrees that all Management Agreements entered into in connection with the Leased Property shall expressly contain provisions acceptable to Lessor which (i) require an assignment of the Management Agreements to Lessor upon request by Lessor, (ii) confirm and warrant that all sums due and payable under the Management Agreements are subordinate to this Lease, (iii) grant Lessor the right to terminate the Management Agreement (individually or collectively, if more than one (1)) only upon certain default(s) set forth hereunder, (iv) require the Management Company to execute and deliver to Lessor within ten (10) days from Lessor's request an estoppel certificate, assignment and/or subordination agreement as required by Lessor and/or Lessor's lender providing financing to Lessor, in such form and content as is acceptable to Lessor and/or its lender, and (v) all fees due and payable under any Management Agreements, shall be subordinate to all monetary obligations under this Lease. At the request of the Lessor from time to time, Lessee shall execute and obtain from all parties subject to such Management Agreements executed written confirmation of such assignment or subordination, which shall be delivered to Lessor within ten (10) days from Lessor's request.

      42.11 FORCE MAJEURE. Except for Rent and other monetary obligations payable pursuant to the terms of this Lease, in the event Lessor or Lessee shall be delayed, hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, unavailability of any utility service, restrictive governmental laws or regulations, riots, insurrections, the failure to act, or default of another party, war, or other reason beyond Lessor's or Lessee's control (individually "Force Majeure"), then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. Within ten (10) business days following the occurrence of Force Majeure, the party claiming a delay due to such event shall give written notice to the other setting forth a reasonable estimate of such delay.

      42.12 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                 ARTICLE XLIII

                               MEMORANDUM OF LEASE

      Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

                    [ SIGNATURES APPEAR ON FOLLOWING PAGES ]

      IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                                LESSOR:

                                MPT OF COVINGTON, LLC
                                BY:  MPT OPERATING PARTNERSHIP, L.P.
                                ITS: Sole Member


                                By: /s/ Edward K. Aldag, Jr.
                                    ---------------------------------------
                                Name: Edward K. Aldag, Jr.
                                Its:  President and Chief Executive Officer

                           LESSEE:

                           GULF STATES LONG TERM ACUTE CARE OF COVINGTON, L.L.C.

                            By: Gulf States Health Services, Inc., Co-Manager

                                    By: /s/ Gregory M. Walker
                                        -------------------------------------
                                        Gregory M. Walker,               Date
                                        Chief Executive Officer

                            By: Team Rehab, L.L.C., Co-Manager

                                    By: Grayson Interests, L.L.C., Manager

                                         By: /s/ S. Chris Herndon
                                             ---------------------------------
                                             S. Chris Herndon             Date
                                             Co-Manager
                                       55

STATE OF ALABAMA
JEFFERSON COUNTY

      Before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared EDWARD K. ALDAG, JR., who acknowledged that he is the President and Chief Executive Officer of MPT Operating Partnership, L.P. (the "Limited Partnership"), the Sole Member of MPT OF COVINGTON, LLC, a Delaware limited liability company (the "Limited Liability Company"), that as such duly authorized officer, by and with the authority of the general partners of the Limited Partnership, he signed and executed the foregoing instrument for and on behalf of the Limited Partnership, as the Sole Member of the Limited Liability Company, as his and its free and voluntary act and deed, for the uses, purposes and benefits therein expressed.

      Dated this ________ day of ___________________, 2005.

                                        _______________________________________
                                        NOTARY PUBLIC
                                        Printed Name:__________________________
                                        My Commission Expires:_________________
[AFFIX NOTARY SEAL ]

STATE OF ALABAMA
JEFFERSON COUNTY

      Before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared GREGORY M. WALKER, who acknowledged that he is the Chief Executive Officer of GULF STATES HEALTH SERVICES, INC. (the "Co-Manager"), the co-manager of GULF STATES LONG TERM ACUTE CARE OF COVINGTON, L.L.C., a Louisiana limited liability company (the "Limited Liability Company"), that as such duly authorized officer, by and with the authority of the members and managers of the Co-Manager, he signed and executed the foregoing instrument for and on behalf of the Co-Manager, which executed this instrument on behalf of and as the co-manager of the Limited Liability Company, as his and its free and voluntary act and deed, for the uses, purposes and benefits therein expressed.

       Dated this ________ day of ___________________, 2005.

                                        _______________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[AFFIX NOTARY SEAL ]

STATE OF ALABAMA
JEFFERSON COUNTY

      Before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared S. CHRIS HERNDON, who acknowledged that he is the co-manager of Grayson Interests, L.L.C. ("Manager"), the manager of TEAM REHAB, L.L.C. (the "Co-Manager"), a Louisiana limited liability company and the co-manager of GULF STATES LONG TERM ACUTE CARE OF COVINGTON, L.L.C., a Louisiana limited liability company (the "Limited Liability Company"), that as such duly authorized officer, by and with the authority of the members and managers of the Manager and Co-Manager, he signed and executed the foregoing instrument for and on behalf of the Manager, which executed the foregoing instrument for and on behalf of the Co-Manager, which executed this instrument on behalf of and as the co-manager of the Limited Liability Company, as his and its free and voluntary act and deed, for the uses, purposes and benefits therein expressed.

      Dated this ________ day of ___________________, 2005.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[AFFIX NOTARY SEAL ]

                                    EXHIBIT A

                                      Land

                                 [See Attached]

                                    EXHIBIT B

                              Permitted Exceptions

                                 [See Attached]

                                    EXHIBIT C

                                Immediate Repairs

                                 [See Attached.]

                                  SCHEDULE 13.1

1. In addition to the following incremental coverage, the attached schedules set forth the insurance currently held by Lessee or Management Company :

      a) General liability naming Lessor with coverage limits of $1mm per occurrence and $3mm aggregate; and

      b) increased limits or supplemental coverage on property and casualty for our buildings for a total coverage limit of:

            i.    $6,200,000 for Denham, and

            ii.   $8,500,000 for Covington.